AIRCRAFT LEASE AGREEMENT

                                   Dated as of

                                 August 10, 1998
                                     between

                      INTERLEASE AVIATION INVESTORS, L.L.C.

                                       as
                                     Lessor
                                       and

                             FRONTIER AIRLINES, INC.

                                       as
                                     Lessee
                      in respect of Boeing 737-2P6 Aircraft
                               Serial Number 21613
                           U.S. Registration No. N1PC

                                      INDEX

                       CLAUSE                              PAGE


         1.       INTERPRETATION                             1

         2.       REPRESENTATIONS AND WARRANTIES            13

         3.       CONDITIONS PRECEDENT                      18

         4.       COMMENCEMENT                              21

         5.       PAYMENTS                                  23

         6.       MANUFACTURER'S WARRANTIES                 29

         7.       LESSOR'S COVENANTS                        30

         8.       LESSEE'S COVENANTS                        31

         9.       INSURANCE                                 45

        10.       INDEMNITY                                 48

        11.       EVENTS OF LOSS                            49

        12.       RETURN OF AIRCRAFT                        50

        13.       DEFAULT                                   53

        14.       ASSIGNMENT                                58

        15.       ILLEGALITY                                58

        16.       MISCELLANEOUS                             58

        17.       DISCLAIMERS AND WAIVERS                   62

        18.       SECTION 1110                              63

         THIS AIRCRAFT LEASE AGREEMENT (this "Agreement") is made as of the ____ day of August, 1998 between INTERLEASE AVIATION INVESTORS, L.L.C., a limited liability company incorporated under the laws of the State of Iowa whose principal office is at One Northfield Plaza, Suite 525, Northfield, Illinois 60093, ("Lessor"), and FRONTIER AIRLINES, INC., a company incorporated under the laws of the State of Colorado whose chief executive office is at 12015 East 46th Avenue, Denver, Colorado 80239 ("Lessee").

         WHEREAS, Lessor wishes to lease to Lessee, and Lessee is willing to lease from Lessor, the Aircraft (as defined herein) on the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties herein set forth, Lessor and Lessee agree as follows:

I.       INTERPRETATION

     A.                         DEFINITIONS

         In this Agreement, the following terms have the meanings set forth below:

         Agreed Maintenance
         Performer                                 Lessee (up to and including C
                                                   Check but not  including  C-7
                                                   plus  SI  Check),  or any FAA
                                                   approved maintenance facility
                                                   or any other person agreed to
                                                   from time to time in  writing
                                                   by Lessor.

         Agreed Maintenance
         Program                                   The    Maintenance    Program
                                                   agreed  to from  time to time
                                                   in writing by Lessor.

         Agreed                                    Value  $12,500,000,   or,  if
                                                   higher,  the appraised  value
                                                   of the Aircraft most recently
                                                   determined  by  an  appraiser
                                                   selected   by   Lessor   from
                                                   appraisers   experienced   in
                                                   valuing Boeing 737 aircraft.

         Air Authority                             The FAA.

         Aircraft                                  The  aircraft   described  in
                                                   Part 1 of  Schedule  1 (which
                                                   term   includes,   where  the
                                                   context  permits,  a separate
                                                   reference   to  all  Engines,
                                                   Parts      and       Aircraft
                                                   Documents).

         Aircraft Deposit                          All amounts payable  pursuant
                                                   to Section 5.1.

         Aircraft Documents                        All     historical    records
                                                   delivered  with  the Aircraft
                                                   for  work  accomplished prior
                                                   to   the  Delivery  Date  and
                                                   current   records   for  work
                                                   accomplished  subsequent   to
                                                   the Delivery Date, including,
                                                   but   not   limited  to,  the
                                                   documents,  data  and records
                                                   identified   in   Part  2  of
                                                   Schedule 1 and all additions,
                                                   renewals,    revisions    and
                                                   replacements   from  time  to
                                                   time  made in accordance with
                                                   this Agreement.

         Airframe                                  The  Aircraft,  excluding the
                                                   Engines     and      Aircraft
                                                   Documents.

         APU The auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement.

         Banks                                     Such financial institution(s)
                                                   or other  lenders  which from
                                                   time to time  finance(s)  the
                                                   Aircraft  for  Lessor  and/or
                                                   for  whose  benefit  security
                                                   over, or rights  relating to,
                                                   the   Aircraft   and/or  this
                                                   Agreement   is   granted   by
                                                   Lessor or at its request.

         Boeing The Boeing Company, a Delaware corporation with its principal office in Seattle,
                                                   Washington.

         Business Day                              A  day   (other    than     a
                                                   Saturday  or Sunday) on which
                                                   business    of   the   nature
                                                   required by this Agreement is
                                                   carried  out in the  State of
                                                   Illinois  or,  where  used in
                                                   relation  to   payments,   on
                                                   which   banks  are  open  for
                                                   business  in  the  States  of
                                                   Illinois and Colorado.

         Certificated Air
         Carrier                                   Any Person (except the United
                                                   States Government)  domiciled
                                                   in   the   United  States  of
                                                   America    and    holding   a
                                                   Certificate   of  Convenience
                                                   and Necessity issued under 49
                                                   U.S.C.ss.  41102  of the Code
                                                   by    the    Department    of
                                                   Transportation     or     any
                                                   predecessor    or   successor
                                                   agency  thereto  and  an  Air
                                                   Carrier Certificate issued by
                                                   the  FAA under  49  U.S.C.ss.
                                                   44705, or, in the event  such
                                                   Certificates shall no longer
                                                   be issued, any Person (except
                                                   the United States Government)
                                                   domiciled    in   the  United
                                                   States of America and legally
                                                   engaged  in   the business of
                                                   transporting     for     hire
                                                   passengers  or  cargo  by air
                                                   predominantly   to,  from  or
                                                   between   points  within  the
                                                   United   States  of  America,
                                                   and,   in    either    event,
                                                   operating    commercial   jet
                                                   aircraft,   which   also   is
                                                   certificated  so  as  to fall
                                                   within the purview of Section
                                                   1110  of   Title  11 of   the
                                                   United  States  Code  or  any
                                                   similar statute.

         Cold Section
         Refurbishment                             The     completion   of   the
                                                   following  tasks with respect
                                                   to   an   Engine:  completely
                                                   unstack   the   high  or  low
                                                   compressors,   or   both   if
                                                   needed,   and   complete  the
                                                   following for the appropriate
                                                   section(s); de-blade disks as
                                                   necessary;  accomplish visual
                                                   inspections  of   all  disks;
                                                   measure  to  assure  all snap
                                                   diameters on disks are within
                                                   limits;  inspect  blades  for
                                                   proper  chord  dimensions and
                                                   cracking; repair  or  replace
                                                   blades    below     minimums;
                                                   inspect and repair stators as
                                                   necessary;   blade  up  disks
                                                   using    new   lock   plates;
                                                   assemble  compressor  rotors;
                                                   balance   both   rotors;  and
                                                   install rotors in such Engine

         Cycle                                     One  take-off  and landing of
                                                   the Aircraft.

         Damage Notification
         Threshold                                 $100,000.

         Default Any Event of Default and any event or condition which with the giving of notice or lapse of time would constitute an
                                                   Event of Default.

         Delivery Date                             The   date   on   which   the
                                                   Aircraft  is   tendered   for
                                                   delivery    by    Lessor   in
                                                   accordance      with     this
                                                   Agreement.

         Delivery Location Such airport within the continental United States as shall be agreed by Lessor and Lessee.

         Dollars and $                             The  lawful  currency  of the
                                                   United States of America.

         Engine                                    Whether  or not  installed on
                                                   the Aircraft:

                                                   (a)   each   engine  of   the
                                                         manufacture  and  model
                                                         specified  in Part 1 of
                                                         Schedule   1  (each  of
                                                         which  has  750 or more
                                                         rated           takeoff
                                                         horsepower    or    the
                                                         equivalent    of   such
                                                         horsepower)       which
                                                         Lessor elects to tender
                                                         to   Lessee   with  the
                                                         Aircraft     on     the
                                                         Delivery   Date,   such
                                                         engines being described
                                                         as to serial numbers on
                                                         the    certificate   of
                                                         acceptance    to     be
                                                         executed by Lessee upon
                                                         delivery     of     the
                                                         Aircraft; or

                                                   (b)   any  engine  which  has
                                                         replaced  that  engine,
                                                         title to which has,  or
                                                         should have, passed  to
                                                         Lessor   in  accordance
                                                         with this Agreement;

                                                         and    in   each   case
                                                         includes   all  modules
                                                         and Parts from  time to
                                                         time belonging   to  or
                                                         installed    in    that
                                                         engine but excludes any
                                                         properly       replaced
                                                         engine  title  to which
                                                         has,  or  should  have,
                                                         passed     to    Lessee
                                                         pursuant    to     this
                                                         Agreement.

         Event of Default                          An   event    or    condition
                                                   specified in Section 13.1.

         Event of Loss                             With respect to the  Aircraft
                                                   (including for  the  purposes
                                                   of   this   definition    the
                                                   Airframe):

                                                   (a)   the    actual        or
                                                         constructive total loss
                                                         of     the     Aircraft
                                                         (including  any  damage
                                                         to  the  Aircraft which
                                                         results in an insurance
                                                         settlement on the basis
                                                         of  a  total  loss,  or
                                                         requisition  for use or
                                                         hire  which  results in
                                                         an insurance settlement
                                                         on the basis of a total
                                                         loss); or

                                                   (b)   it   being   destroyed,
                                                         damaged  beyond  repair
                                                         or permanently rendered
                                                         unfit  for  normal  use
                                                         for      any     reason
                                                         whatsoever; or

                                                   (c)   the    requisition   of
                                                         title,      or    other
                                                         compulsory acquisition,
                                                         capture,       seizure,
                                                         deprivation,
                                                         confiscation         or
                                                         detention   for     any
                                                         reason of the Aircraft
                                                         by  the government   of
                                                         the      State       of
                                                         Registration   or other
                                                         competent     authority
                                                         (whether  de jure or de
                                                         facto),   but excluding
                                                         requisition for use  or
                                                         hire   not    involving
                                                         requisition  of  title;
                                                         or

                                                   (d)   the  hijacking,  theft,
                                                         condemnation,
                                                         confiscation,   seizure
                                                         or  requisition for use
                                                         or hire of the Aircraft
                                                         which   deprives    any
                                                         person   permitted   by
                                                         this  Agreement to have
                                                         possession  and/or  use
                                                         of  the Aircraft of its
                                                         possession  and/or  use
                                                         for  more than 15 days.

         Excusable Delay                           With  respect  to delivery of
                                                   the    Aircraft,   delay   or
                                                   non-performance   due  to  or
                                                   arising out of acts of God or
                                                   public   enemy,  civil   war,
                                                   insurrection  or  riot, fire,
                                                   flood, explosion, earthquake,
                                                   accident,           epidemic,
                                                   quarantine  restriction,  any
                                                   act      of       government,
                                                   governmental        priority,
                                                   allocation,   regulation   or
                                                   order  affecting, directly or
                                                   indirectly, the Aircraft, any
                                                   vendor,     Lessor    or  any
                                                   materials    or   facilities,
                                                   strike   or   labor   dispute
                                                   causing cessation,slowdown or
                                                   interruption     of     work,
                                                   inability    after   due  and
                                                   timely  diligence  to procure
                                                   equipment,  data or materials
                                                   from           manufacturers,
                                                   suppliers,    any    existing
                                                   lessee  in  a  timely manner,
                                                   damage,  destruction or loss,
                                                   or  any  other  cause  to the
                                                   extent  that  such  cause  is
                                                   beyond  the control of Lessor
                                                   whether  above  mentioned  or
                                                   not   and   whether   or  not
                                                   similar to the foregoing.

         Expiration Date                           Subject to  Section  4.6, the
                                                   day preceding the numerically
                                                   corresponding  day  84 months
                                                   after the Delivery  Date  or,
                                                   if   earlier,  the  date   on
                                                   which:

                                                   (a)   the   Aircraft has been
                                                         redelivered          in
                                                         accordance  with   this
                                                         Agreement; or

                                                   (b)   Lesso   receives    the
                                                         Agreed Value  following
                                                         an Event of Loss.

         FAA                                       The     Federal      Aviation
                                                   Administration  of the United
                                                   States  of  America  and  any
                                                   successor thereof.

         Federal Aviation Act                      United    States      Federal
                                                   Aviation   Act  of  1958,  as
                                                   amended,   or  any    similar
                                                   legislation   of  the  United
                                                   States of America  enacted in
                                                   substitution  or  replacement
                                                   thereof.

         Financial Indebtedness                    Any  indebtedness  in respect
                                                   of:

                                                   (a)   moneys    borrowed   or
                                                         raised;

                                                   (b)   any liability under any
                                                         debenture,  bond, note,
                                                         loan stock, acceptance,
                                                         documentary  credit  or
                                                         other security;

                                                   (c)   the acquisition cost of
                                                         any   asset   to    the
                                                         extent  payable  before
                                                         or  after  the  time of
                                                         acquisition          or
                                                         possession; or

                                                   (d)   any          guarantee,
                                                         indemnity   or  similar
                                                         assurance       against
                                                         financial  loss  of any
                                                         person  in  respect  of
                                                         the above.

         Financing Statements                      Uniform    Commercial    Code
                                                   Financing    Statements    in
                                                   respect of this Agreement and
                                                   the   collateral    described
                                                   therein  prepared  in  a form
                                                   acceptable   for  filing with
                                                   the   applicable   Government
                                                   Entities   in   the  Habitual
                                                   Base,  the State in which the
                                                   chief  executive  office  (as
                                                   that  term  is   defined   in
                                                   Article 9   of  the   Uniform
                                                   Commercial  Code as in effect
                                                   in the State of Illinois) and
                                                   such  other  jurisdiction  as
                                                   Lessor    shall    reasonably
                                                   require.

         Flight Hour                               Each   hour  or  part thereof
                                                   (rounded  up  to  one decimal
                                                   place)   elapsing   from  the
                                                   moment  the   wheel  of   the
                                                   Aircraft  leave the ground on
                                                   take off until the  wheels of
                                                   the  Aircraft  next touch the
                                                   ground.

         Governing Law                             The  laws  of  the  State  of
                                                   Illinois.

         Government Entity                         Any of the following:

                                                   (a)   any            national
                                                         government,   political
                                                         subdivision thereof, or
                                                         local      jurisdiction
                                                         therein;

                                                   (b)   any    instrumentality,
                                                         board,      commission,
                                                         court or  agency of any
                                                         thereof,        however
                                                         constituted; and

                                                   (c)   any        association,
                                                         organization,        or
                                                         institution  of   which
                                                         any  of  the above is a
                                                         member   or  to   whose
                                                         jurisdiction        any
                                                         thereof  is  subject or
                                                         in whose activities any
                                                         of   the   above  is  a
                                                         participant.

         Habitual Base                             The  State   of  Colorado or,
                                                   subject    to   the     prior
                                                   written  consent  of  Lessor,
                                                   any other  state in which the
                                                   Aircraft   is  for  the  time
                                                   being habitually based.

         Hot Section
         Refurbishment                             The      complete      visual
                                                   inspection   and   repair  as
                                                   necessary  of  the combustion
                                                   section  of  an   Engine.  In
                                                   conducting   such  inspection
                                                   and  repair,  the engine shop
                                                   must  completely  unstack the
                                                   high pressure or low pressure
                                                   turbine  or  both  if needed;
                                                   accomplish  complete   visual
                                                   inspection; de-blade disks as
                                                   necessary;  accomplish visual
                                                   inspections  of  all   disks;
                                                   measure   to  assure all snap
                                                   diameters on disks are within
                                                   limits;  inspect  blade   for
                                                   proper chord  dimensions  and
                                                   cracking;  repair  or replace
                                                   blades    below     minimums;
                                                   inspect and repair stators as
                                                   necessary;    blade  up disks
                                                   using   new   lock    plates;
                                                   assemble   compressor rotors,
                                                   balance   both  rotors;   and
                                                   install rotors in such Engine

         Indemnitees                               Each  of  Lessor   and  Banks
                                                   including    any   of   their
                                                   respective   successors   and
                                                   assigns,        shareholders,
                                                   subsidiaries,     affiliates,
                                                   partners,        contractors,
                                                   directors,          officers,
                                                   servants,      agents     and
                                                   employees.

         Landing Gear                              The  landing  gear assemblies
                                                   of the Aircraft excluding any
                                                   rotable components.

         Lessor Lien                               Any of the following:

                                                   (a)   any  security  interest
                                                         whatsoever from time to
                                                         time   created   by  or
                                                         through    Lessor    in
                                                         connection   with   the
                                                         financing     of    the
                                                         Aircraft;

                                                   (b)   any    other   security
                                                         interest in respect  of
                                                         the    Aircraft   which
                                                         results from acts of or
                                                         claims  against  Lessor
                                                         not   related  to   the
                                                         transactions
                                                         contemplated    by   or
                                                         permitted   under  this
                                                         Agreement; and

                                                   (c)   liens in respect of the
                                                         Aircraft   for   Lessor
                                                         Taxes.

         Lessor Taxes                              Taxes:

                                                   (a)   imposed  as  a   direct
                                                         result of activities of
                                                         Lessor     in       the
                                                         jurisdiction   imposing
                                                         the liability unrelated
                                                         to Lessor's    dealings
                                                         with  Lessee  or to the
                                                         transactions
                                                         contemplated   by  this
                                                         Agreement    or     the
                                                         operation    of     the
                                                         Aircraft by Lessee; or

                                                   (b)   imposed on the  income,
                                                         profits   or  gains  of
                                                         Lessor       by     any
                                                         Government   Entity  in
                                                         the   United  States of
                                                         America; or

                                                   (c)   imposed with respect to
                                                         any   period commencing
                                                         or   event    occurring
                                                         after   the  Expiration
                                                         Date  and  unrelated to
                                                         Lessor's  dealings with
                                                         Lessee    or   to   the
                                                         transactions
                                                         contemplated  by   this
                                                         Agreement.

         Letter Agreement                          Letter Agreement of even date
                                                   herewith  between  Lessor and
                                                   Lessee   in  respect  of  the
                                                   Aircraft, the terms of  which
                                                   constitute  an integral  part
                                                   of this Agreement.

         Maintenance Program                       The FAA-approved maintenance
                                                   program  for  the    Aircraft
                                                   encompassing        scheduled
                                                   maintenance  (including block
                                                   maintenance),       condition
                                                   monitored maintenance, and/or
                                                   on-condition  maintenance  of
                                                   Airframe, Engines  and Parts,
                                                   including but not limited to,
                                                   servicing,           testing,
                                                   preventive       maintenance,
                                                   repairs,           structural
                                                   inspections,  system  checks,
                                                   overhauls,           approved
                                                   modifications,        service
                                                   bulletins,        engineering
                                                   orders,         airworthiness
                                                   directives,         corrosion
                                                   control,   inspections    and
                                                   treatments.

         Maintenance Reserves                      All   amounts   payable under
                                                   section 5.4(a).

         Major Checks                              Any    C-Check,      multiple
                                                   C-Check,  C-7 plus SI  Check,
                                                   or annual  heavy  maintenance
                                                   visit  or   segment   thereof
                                                   suggested   for    commercial
                                                   aircraft of the same model as
                                                   the     Aircraft    by    its
                                                   manufacturer         (however
                                                   denominated)  as  set  out in
                                                   the    Agreed     Maintenance
                                                   Program.

         Manufacturer                              Boeing.

         Minimum Liability Coverage                $600,000,000 on each
                                                   occurrence.

         Other Agreements                          Any   agreement (other   than
                                                   this Agreement) made or to be
                                                   made  between  Lessor  (or an
                                                   affiliate,    associate    or
                                                   subsidiary   of   Lessor) and
                                                   Lessee  (or   an   affiliate,
                                                   associate  or  Subsidiary  of
                                                   Lessee).

         Part                                      Whether or  not  installed on
                                                   the Aircraft:

                                                   (a)   any          component,
                                                         furnishing or equipment
                                                         (other  than a complete
                                                         Engine) furnished  with
                                                         the  Aircraft  on   the
                                                         Delivery Date; and

                                                   (b)   any   other  component,
                                                         furnishing or equipment
                                                         (other  than a complete
                                                         Engine) title  to which
                                                         has,  or  should   have
                                                         passed     to    Lessor
                                                         pursuant     to    this
                                                         Agreement;

                                                   but  excludes  any such items
                                                   title to which has, or should
                                                   have,    passed   to   Lessee
                                                   pursuant to this Agreement.

         Permitted Lien                            The  following,  and only the
                                                   following:

                                                   (a)   any  lien for Taxes not
                                                         assessed    or,      if
                                                         assessed,  not  yet due
                                                         and payable,  or  being
                                                         contested in good faith
                                                         by          appropriate
                                                         proceedings;

                                                   (b)   any lien of a repairer,
                                                         mechanic,      carrier,
                                                         hangarkeeper  or  other
                                                         similar lien arising i
                                                         the  ordinary course of
                                                         business    or       by
                                                         operation   of  law  in
                                                         respect  of obligations
                                                         which  are  not overdue
                                                         or  are being contested
                                                         in   good    faith   by
                                                         appropriate
                                                         proceedings;

                                                   but  only if (in the  case of
                                                   both   (a)   and   (b))   (i)
                                                   adequate  reserves  have been
                                                   provided  by  Lessee  for the
                                                   payment   of  the   Taxes  or
                                                   obligations;  and  (ii)  such
                                                   proceedings, or the continued
                                                   existence of the lien, do not
                                                   give  rise to any  likelihood
                                                   of the  sale,  forfeiture  or
                                                   other loss of the Aircraft or
                                                   any  interest  therein  or of
                                                   criminal  liability on Lessor
                                                   or any Bank; and

                                                   (c)   any Lessor Lien.

         Person                                    Any    individual     person,
                                                   corporation,     partnership,
                                                   limited  liability   company,
                                                   firm,  joint  stock  company,
                                                   joint venture, trust, estate,
                                                   unincorporated  organization,
                                                   association,       Government
                                                   Entity,  or  organization  or
                                                   association  of which  any of
                                                   the  above is a  member  or a
                                                   participant.

         Prime Rate                                The  rate  of  interest  most
                                                   recently     announced     by
                                                   Lessor's  Bank  as its  prime
                                                   rate,  as in effect from time
                                                   to time.

         Redelivery Location                       Chicago,  Illinois  or   such
                                                   other   location    in    the
                                                   continental  United States of
                                                   America   as   Lessor   shall
                                                   advise  Lessee or such  other
                                                   location  as the  parties may
                                                   agree.

         Rent                                      All amounts  payable pursuant
                                                   to section 5.3.

         Rental Period                             Each   period  ascertained in
                                                   accordance with section 5.2.

         Rent Date                                 The  first day of each Rental
                                                   Period.

         Security Interest                         Any mortgage, charge, pledge,
                                                   lien,             assignment,
                                                   hypothecation, right  of  set
                                                   off  or   any  encumbrance or
                                                   other  restriction   or   any
                                                   agreement   or    arrangement
                                                   having the effect of creating
                                                   a   security  interest  other
                                                   than a Permitted Lien, or any
                                                   agreement   to   create   the
                                                   foregoing    other   than   a
                                                   Permitted Lien.

         State of Incorporation                    The State of Colorado.

         State of Registration                     The United States of America.

         Subsidiary                                (a)   In   relation  to   any
                                                         reference  to financial
                                                         statements, any company
                                                         whose  accounts     are
                                                         consolidated   with the
                                                         accounts  of Lessee  in
                                                         accordance         with
                                                         accounting   principles
                                                         generally      accepted
                                                         under        accounting
                                                         standards  of the State
                                                         of Incorporation; and

                                                   (b)   For  any  other purpose
                                                         an  entity from time to
                                                         time:

                                                         (i)of which another has
                                                         direct   or    indirect
                                                         control    or      owns
                                                         directly or  indirectly
                                                         more   than  fifty (50)
                                                         percent   of the voting
                                                         share capital; or

                                                         (ii) which is a  direct
                                                         or  indirect subsidiary
                                                         of  another  under  the
                                                         laws     of         the
                                                         jurisdiction   of   its
                                                         incorporation.

         Taxes                                     Taxes, duties and the like of
                                                   all   kinds   and  any  other
                                                   amount  corresponding  to any
                                                   taxation  together  with  any
                                                   penalties,  fines,  surcharge
                                                   or interest thereon.

         Term The period commencing on the Delivery Date and ending on the Expiration Date.

A. CONSTRUCTION

1. In this Agreement, unless a contrary intention is expressly stated, a reference to:

a) each of "Lessor" or "Lessee" or any other person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

a)       words importing  the plural  shall include the singular and vice versa;

a) any document shall include that document as amended, modified, novated or supplemented;

a)       a law
               [A] includes  any   statute,  decree,  constitution,  regulation,
                   order,  judgment  or  directive  of  any  Government  Entity;
               [B] includes  any  treaty,  pact,  compact or  other agreement to which any Government Entity is a signatory or party;
               [C] includes  any  judicial or administrative  interpretation  or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted;

a) a Section or a Schedule is a reference to a section of or a schedule to this Agreement; and

1. The headings in this Agreement are for convenience only and shall not be considered part of any Section for purposes of construing this Agreement.

I.       REPRESENTATIONS AND WARRANTIES

A. Lessee's Representations and Warranties: Lessee represents and warrants to Lessor that:

1. Status. Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft;

1. Power  and  Authority.  Lessee  has  the  corporate  power to enter  into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

1. Legal Validity. This Agreement constitutes Lessee's legal, valid and binding obligation, enforceable against Lessee in accordance with its terms;

1. No Conflicts, Etc. The entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:

a)       conflict with any laws binding on Lessee; or

a) conflict with any provisions of the organizational documents of Lessee, or

a) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of it assets nor result in the creation of any Security Interest over any of its assets;

1. Authorizations. All authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

1. No Immunity.

a)       Lessee   is   subject   to  civil commercial  law  with respect  to its
         obligations under this Agreement; and

a) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitute private and commercial acts;

1. Financial Statements. The audited consolidated financial statements of Lessee and its Subsidiaries most recently delivered to Lessor:

a) have been prepared in accordance with United States generally accepted accounting principles applied consistently with the past practices of Lessee and its Subsidiaries; and

a) fairly represent the consolidated financial condition of Lessee and its Subsidiaries as at the date thereof;

1. Chief Executive Office. Lessee's chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Colorado) is located at 12015 East 46th Avenue, Denver, Colorado 80239;

1. Certificated Air Carrier. Lessee is a Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and

1. Citizen of the United States. Lessee is a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code.

A. Lessee's Further Representations and Warranties:    Lessee further represents
and warrants to Lessor that:

1. No Default.

a) no Default has occurred and is continuing or might result from the entry into or performance of this Agreement; and

a) no other event or condition has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfillment of any other applicable condition or any combination of the foregoing, might constitute) a material default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement o other agreement which is binding on Lessee or any assets of Lessee;

1. Registration.
a) except for the filing for recordation of this Agreement with the FAA and the filing of any Financing Statements required (and continuation statements at periodic intervals), it is not necessary under the laws of the State of Incorporation or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or to, establish, perfect or protect the property rights of Lessor in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or tha any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date; and

a) under the laws of the State of Incorporation and the Habitual Base the property rights of Lessor in the Aircraft, have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee;

1. Litigation. No litigation, arbitration, administrative proceedings or investigation are pending or to Lessee's knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

1. Pari Passu. The obligations of Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

1. Material Adverse Change. There has been no material adverse change in the consolidated financial condition of Lessee and its Subsidiaries or the financial condition of Lessee since the date of the accounts most recently provided to Lessor on or prior to the date of this Agreement;

1. Taxes. Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation and the Habitual Base and all other jurisdictions in which Lessee is required to pay taxes and/or file tax returns or reports and Lessee is not required by law to deduct any Taxes from any payments under this Agreement;

1. Information. The financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statement therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee;

1. Foreign Asset Control. As of the date of this Agreement, Lessee does not hold any contract or other obligation to operate the Aircraft to any of the countries designated under the United States Foreign Asset Control Regulations (31 C.F.R. Parts 500-599), including, as of the date hereof, Cuba, Haiti, Iraq, Libya, North Korea, Bosnia, Serbia and Montenegro and the Unita Rebels of Angola; 2. ERISA. Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502(c) of ERISA or any tax imposed by Section 5975 of the Internal Revenue Code of 1986, as amended; no material liability of the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Lessee; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan. There is no event of termination of any such employee pension benefit plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan; and

1. Maintenance Program. The Maintenance Program for the Aircraft, a true, correct and complete copy of which has been provided to Lessor, complies with all FAA requirements and is based on the Boeing 737-200 Maintenance Planning Document.

A. Survival.
The representations and warranties in Sections 2.1 and 2.2 will survive the execution of this Agreement will be deemed to be remade by Lessee on the Delivery Date with reference to the facts and circumstances then existing. The representations and warranties contained in Clause 2.1 will be deemed to be remade by Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.


A. Lessor's Representations and Warranties. Lessor represents and warrants to Lessee that:

1. Status. Lessor is a limited liability company existing under the laws of the State of Iowa and has the power to own its assets and carry on its business as it is now being conducted;

1. Power  and  Authority.  Lessor  has  the  corporate  power to enter  into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

1. Legal Validity. This Agreement constitutes Lessor's legal, valid and binding obligation, enforceable agreement Lessor in accordance with its terms;

1. No Conflicts. The entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:

a)       conflict with any laws binding on Lessor; or

a)       conflict  with  the  organizational documents of Lessor; or

a) conflict with any document which is binding upon Lessor or any of its assets;

1. Authorizations. So far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required under the laws of the State of Illinois in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

1. No Immunity.

a)       Lessor  is  subject  to  civil  commercia  law  with  respect  to   its
         obligations under this Agreement and

                                (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitute private and commercial acts.

I. CONDITIONS PRECEDENT

A. Conditions Precedent. Lessor's obligation to deliver and lease the Aircraft to Lessee under this Agreement is subject to s atisfaction of each of the following conditions:

1. Receipt by Lessor from Lessee not later than one (1) Business Day prior to the date set forth in, or determined in accordance with, Section 4.1 of the following satisfactory in form and substance to Lessor:

a)       Organizational Documents.   A  copy of  the organizational documents of
         Lessee, certified by the Secretary or an Assistant Secretary of Lessee;

a) Resolutions. A copy of resolutions of the board of directors of Lessee, certified by the Secretary or an Assistant Secretary of Lessee, approving the terms of, and the transactions contemplated by, this Agreement, resolving that it enter into this Agreement, and authorizing a specified person or persons to execute this Agreement and accept delivery of the Aircraft on its behalf;

b)       Opinion. An opinion substantially in the form of Schedule 5, dated  the
         Delivery Date, by the Vice President and General Counsel   for  Lessee,
         acceptable to Lessor;

a) FAA Opinion. An opinion of counsel for Lessee, acceptable to Lessor, who are recognized specialists with regard to FAA registration matters, in a form acceptable to Lessor, as to the due filing for recordation of this Agreement;

a) Approvals. Each approval, license and consent which may be require in relation to the performance by Lessee of any of its obligations hereunder (including, without limitation, any consent to the export of the Aircraft from the Habitual Base upon the termination of the leasing of the Aircraft under this Agreement);

a) Import. Any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with, and that the import of the Aircraft into the Habitual Base is exempt from Taxes;

a) Licenses. Certified copies of Lessee's air transport license, air operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

a) Process Agent. A letter from the process agent appointed by Lessee in this Agreement accepting that appointment;

a) Certificate. A certificate of the Secretary or an Assistant Secretary of Lessee:

a)       Setting out a specimen  of each signature referred to in Section 3.1(a)
         (ii); and

b) Certifying that each copy document specified in this Section is correct, complete and in full force and effect; and

a)       General.  Such other documents as Lessor may reasonably request;

1. The receipt by Lessor on or before the Delivery Date of:

a)       Opinions.  A   signed   original of each of the opinions referred to i
         Sections 3.1(a)(iii) and (iv);

b)       Payments.   All  sums  due  to Lessor under this Agreement on or before the Delivery Date, including, without limitation, the first payment of Rent;

a) Insurance. Certified copies of all policies of insurance, and other evidence satisfactory to Lessor that Lessee has complied with the provisions of this Agreement as to Insurance effective on and after the Delivery Date;

a)       Financial Statements.   The latest  available financial  statements  of
         Lessee as described in Sections 8.2(b)(i) and (ii);

a)       Documents.  A  confirmation  of  receipt  of  the  Aircraft   Documents
         delivered with the Aircraft on the Delivery Date;

a)       General.  Such  other  documents  as  Lessor may reasonably request;

1. Receipt by Lessor of such information and documents relating to the proposed Maintenance Program as Lessor may require and Lessor having agreed the proposed Maintenance Program on or prior to the Delivery Date; and

1. Evidence that on the Delivery Date (i) the Financing Statements have been duly filed, (ii) a Lease Supplement, substantially in the form of Schedule 1,
Part 3 hereof, has been filed, along with this Lease, with the FAA's aircraft registry in Oklahoma City, Oklahoma and (iii) all filings, registrations, recordings and other actions have been taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Lessor in the Aircraft or any Part.

A. Further Conditions Precedent. The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:

1. The representations and warranties of Lessee under Sections 2.1 and 2.2 are correct and remain correct on the Delivery Date if remade on delivery of the Aircraft under this Agreement; and

1. No Default has occurred and is continuing or might result from the leasing of the Aircraft to Lessee under this Agreement.

A. Waiver. The conditions specified in Sections 3.1 and 3.2 are for the sole benefit of Lessor and may be waived in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are satisfied within fifteen (15) days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

I.       COMMENCEMENT

A. Leasing. Lessor will lease the Aircraft to Lessee, and Lessee will lease the Aircraft from Lessor in accordance with this Agreement for the duration of the Term. Lessor will deliver and Lessee will accept the Aircraft on or about October 10, 1998 or such other day as may be agreed. After delivery, the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

A. Delivery. The Aircraft will be delivered to and accepted by Lessee at the Delivery Location. Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the duly completed and executed Certificate of Acceptance in the form of Schedule 2. Prior to the Delivery Date, Lessor shall give Lessee written notice that the Aircraft is available for inspection at a location designated by Lessor. Within three (3) Business Days thereafter, Lessee will inspect the Aircraft at such location. Such inspection may include a demonstration flight of up to two (2) hours in duration. Upon the conclusion of such inspection, Lessee will (a) execute a Certificate of Acceptance in the form of Schedule 2 or (b) in the event that the Aircraft is not in the condition specified in Schedule 1 to this Agreement, will notify Lessor in writing of those deficiencies which cause the Aircraft not to meet the delivery conditions set forth in Schedule 1, in which event, prior to delivery to Lessee, Lessor shall correct those deficiencies required to cause the Aircraft to meet the delivery conditions set forth in Schedule 1 to this Lease Agreement.

A. Delayed Delivery.  If, as a result of:

1. The current lessee of the Aircraft delaying the delivery of, or failing to deliver, the Aircraft to Lessor for any reason (other than because of any default of Lessor in the performance of its obligations under an agreement with that lessee), unless the default results from any act or omission of Lessee, whether or not in circumstances entitling that seller terminate that agreement; or

1. any Excusable Delay;

Lessor delays in the delivery of, or fails to deliver, the  Aircraft  under this
Agreement:

a) Lessor will not be responsible for any losses, including loss of profit, costs or expenses arising from or in connection with the delay or failure suffered or incurred by Lessee;

a) Lessee will not be entitled to terminate this Agreement or to reject the Aircraft when tendered for delivery by Lessor, on the grounds of any such delay, unless mutually agreed by Lessor and Lessee; and

a) upon any such termination neither Lessor nor Lessee will have any further obligation to the other under this Agreement other than as expressly set out in this Agreement, except that Lessor will rebate to Lessee the amount of the Aircraft Deposit paid under this Agreement.

A. Licenses. Lessee will at its expense obtain all licenses, permits and approvals which may be necessary to export and/or transport the Aircraft from the Delivery Location. Lessor will furnish such data and information as may be reasonably requested by Lessee in connection with obtaining any such license, permit or approval.

A. Not Used.

A. C Check Option. Provided that (x) no Default shall have occurred and is continuing; and (y) there shall have been no material adverse change in Lessee's financial condition since the Delivery Date, Lessee shall have the option (the "C Check Option") to extend the Term for up to 2 months provided that such extension of the Term is required by Lessee so as to enable Lessee to perform the C Check required by paragraph 1 (e) of Schedule 3 at the time at which such check would otherwise fall to be performed pursuant to the Agreed Maintenance Program in the absence of the requirement contained in such section. The C Check Option shall be exercised, if at all, by Lessee delivering an irrevocable written notice (a "C Check Notice") to Lessor not later than one hundred eighty
(180) days prior to the New Expiration Date (as defined below) proposed by Lessee which notice shall state whether Lessee desires to extend the Term and the proposed date of performance and completion of the aforementioned C Check. Upon the receipt by Lessor of the C Check Notice, (xx) Lessee shall be obliged to lease the Aircraft from Lessor until the date (the "New Expiration Date") of completion of the aforementioned C Check in accordance with the terms and conditions of this Agreement; and (yy) the definition of "Expiration Date" shall be deemed to have been amended so as to refer to the New Expiration Date and the Aircraft shall be redelivered to Lessor on that date (or, as may be applicable, any other date contemplated by such definition) in accordance with the terms and conditions of this Agreement.

I.       PAYMENTS

A. Aircraft Deposit. In order to faithfully secure its obligations hereunder, Lessee shall pay to Lessor an Aircraft Deposit in the amount set forth in paragraph 1 of the Letter Agreement and in accordance with the schedule set forth in that paragraph. The Aircraft Deposit shall be nonrefundable during the Term, and shall be held by Lessor as security for (i) the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease (including, but not limited to, any prepetition or postpetition obligations of Lessee in connection with any proceeding or other action involving Lessee under any bankruptcy, insolvency or reorganization Law of any jurisdiction), (ii) all payments of Rent and Maintenance Reserves due and owing from time to time, (iii) any and all damages incurred by Lessor which may arise as a result of the breach or rejection of the Lease, whether or not in connection with a motion to lift stay or a motion to assume or reject the Lease, including, without limitation, overdue interest, costs of preservation or protection of the Aircraft and costs of repossession and (iv) all attorney's fees incurred by Lessor in connection with any relating to any of the above, whether or not litigation is instituted and whether incurred before or after the filing by Lessee of a petition under Chapter 7 or Chapter 11 of the Bankruptcy Code. Unless this Lease Agreement shall have been earlier terminated pursuant to Section 13.2, and provided that no Default shall have occurred and be continuing, the Aircraft Deposit shall be returned by Lessor to Lessee on the Expiration Date.

A. Rental Periods. The Term will be divided into Rental Periods. The first Rental Period will commence on the Delivery Date and end on the last day of the calendar month during which the Delivery Date occurs, with the Rent for such first Rental Period and the last Rental Period to be prorated on a daily basis to reflect the actual number of days in such first and last Rental Periods. The second and each subsequent Rental Period will commence on the first day of each month next following the last day of the previous Rental Period. Each Rental Period will end on the last day of each month except that if a Rental Period would otherwise overrun the Expiration Date, it will end on the Expiration Date.

A. Rent. Lessee will pay to Lessor or its order on each Rent Date, Rent, in advance, in immediately available funds in the amount set forth in paragraph 2 of Letter Agreement. Payment must be initiated adequately in advance of the Rent Date to ensure that Lessor receives funds on the Rent Date. If a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately preceding the date on which such Rental Period commences. B. Maintenance Reserves.

1. Amount. Lessee will also pay to Lessor Maintenance Reserves in relation to each Rental Period (including without limitation the last Rental Period of the Term) on the 10th day following the end of the preceding Rental Period as follows:

a) in respect of the Airframe, the amount set forth in paragraph 3 (i) of Letter Agreement in respect of each Flight Hour operated by the Aircraft during that Rental Period ("Airframe Maintenance Reserves"); and

a) in respect of each Engine, the amount set forth in paragraph 3 (ii) of Letter Agreement in respect of each Flight Hour operated by that Engine during that Rental Period ("Engine Refurbishment Maintenance Reserves");

a) in respect of the APU, the amount set forth in paragraph 3 (iii) of Letter Agreement in respect of each Flight Hour operated by the APU during that Rental Period ("APU Refurbishment Maintenance Reserves"); and

a)       in respect of the  Landing  Gear,  the amount set forth in  paragraph 3
         (iv) of Letter Agreement in respect of each Flight Hour operated by the Landing Gear during that Rental Period ("Landing Gear Maintenance Reserves").

1. Adjustment. The rate of Maintenance Reserves may be adjusted upwards annually by Lessor at the rate of up to 3 percent per annum commencing on the first anniversary of the Delivery Date. In addition, but not limiting the foregoing, Lessee acknowledges that the rates of Maintenance Reserves currently provided for in this Agreement are based upon the assumptions that (i) the Agreed Maintenance Program for the Aircraft during the Term will be the same as that in effect on the Delivery Date and (ii) the ratio of Flight Hours to Cycles is 1.2:1. In the event that either such assumption proves to be incorrect at any time during the Term, Lessor and Lessee agree that Lessor shall have the right, upon written notice to Lessee, to adjust the rate of Maintenance Reserves so as to reasonably account for the incorrectness of such assumptions. In the event that the Agreed Maintenance Program changes during the Term (any such change to be in accordance with the relevant terms and conditions of this Agreement), Lessor shall make the aforementioned adjustment in the manner which Lessor determines, in its reasonable discretion, is necessary to maintain the rates of Maintenance Reserves at levels which accurately reflect the costs associated with obtaining the affected maintenance services referred to in Section 7.2 at prevailing industry rates. Each such notice shall specify the revised rate of Maintenance Reserves and the effective date of such revision. Lessee agrees to advise Lessor, in writing, of any circumstances or events which would result in the foregoing assumptions becoming incorrect at any time during the Term.

1. General. Maintenance Reserves will not be held in a blocked or other escrow account, nor shall the amount of any Maintenance Reserves in excess of the amounts payable toward accomplishment of the various maintenance tasks in accordance with Section 7.2 hereof be refunded to Lessee.

A. Payments. All payments by Lessee to Lessor under this Agreement will be made on the due date in Dollars and in immediately available funds settled through the New York Clearing House System by wire transfer to Mercantile Bank of Dubuque, (Acct. No. 28100164518), ABA No. 073900111. Such account shall be established in such a fashion as to ensure that Lessor's bank will be paid automatically from such account any amounts owing to the Bank in respect of the Aircraft.

A. Gross-up.

1. All payments by Lessee under or in connection with this Agreement will be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes (other than Lessor Taxes);

1. All Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of and will be paid by Lessee for its own account prior to the date on which penalties apply; and

1. If Lessee is compelled by law to make payment subject to any Tax (other than Lessor Taxes) and Lessor does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount so provided for.

A. Taxation. Lessee will on demand pay and indemnify Lessor against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor or Lessee and relating to or attributable to Lessee, this Agreement or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, sub leasing, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

A. Value Added Tax.

1. For the purposes of this subsection:

a) "VAT" means value added tax and any sales or turnover tax or imposition of a like nature;

a)      "supply" includes anything on which VAT is chargeable;

1. Lessee will pay to Lessor the amount of any VAT chargeable in respect of any supply of goods or services for VAT purposes under this Agreement; and

1. Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

A. Information. If Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will complete the same in a manner satisfactory to Lessor and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom, and Lessee will, on request supply a copy of the report or return to Lessor.

A. Taxation of Indemnity Payments.

1. If and to the extent that any sums payable to Lessor by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for Lessor to discharge the corresponding liability to the relevant party (including any taxation authority), or to reimburse Lessor for the cost incurred by it to a third party (including any taxation authority) Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied leave Lessor with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in Section 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment); and

1. If and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any person other than Lessor are treated as taxable in the hands of Lessor, Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied indemnify Lessor to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this subsection at the rate of interest stated in Section 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment) provided however that Lessee will not be liable for any Lessor Taxes incurred as a result of the payment of the Agreed Value pursuant to Section 11.

A. Default Interest. If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be the Prime Rate plus five percent (5%) per annum. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

A. Contest. If Lessee disputes the payment of any Taxes payable by Lessor for which Lessee is responsible under this Agreement, Lessor will consider with Lessee the taking of such action as Lessee may reasonably request at Lessee's expense to contest that payment but will not be obliged to take any such action:

1. Which Lessor considers in its sole discretion may prejudice it; or

1. Which Lessor considers does not have a reasonable prospect of success; or

1. For which Lessee has not made adequate provision to the satisfaction of Lessor in respect of the expense concerned.

A. Absolute and Conditional Obligations of Lessee. Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

1. Any right of set-off, counterclaim, recoupment, defence or other right which either party to this Agreement may have against the other;

1. Any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

1. Any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

1. Any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

1. Any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement; and

1. Any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

A. Security.

1. It is intended by Lessor and Lessee that the Maintenance Reserves payable by Lessee to Lessor pursuant to Section 5.4 are amounts paid by Lessee to Lessor in consideration for the use of the Aircraft by Lessee and the satisfaction of Lessee's obligations under this Agreement and that, except as otherwise provided in Section 7.2, once paid, those monies irrevocably and unconditionally shall be the property of Lessor. Notwithstanding that stated intent, if and to the extent that those monies or any thereof, under any applicable law or otherwise, are determined to be security deposits or otherwise the property of Lessee or if it is so determined those monies are a debt owed to Lessee or that Lessee, other than as set forth in Section 7.2, shall have any interest in those monies (the "Maintenance Reserve Account"), the parties agree that subsections (c), (d) and
(e) below shall apply;

1. It is further intended by Lessor and Lessee that Aircraft Deposit payable by Lessee to Lessor pursuant to Section 5.1 and, if applicable, the Insurance
Security Deposit contemplated by the first paragraph of Schedule 4 (collectively, the "Deposits") are security deposits to faithfully secure the satisfaction by Lessee of its obligations under the Agreement.

1. To the fullest extent permitted by law and by way of continuing security, Lessee grants to Lessor a security interest in the Maintenance Reserve Account and the Deposits and all rights of Lessee to payment thereof, the debt represented thereby and/or any and all interest of Lessee therein to Lessor by way of first priority security interest as security for Lessee's obligations and liabilities under this Agreement and the Other Agreements (the "Secured Liabilities"). Except as expressly permitted under Sections 7.2 or otherwise under this Agreement, Lessee will not be entitled to payment of the Maintenance Reserve Account. Except as expressly permitted under Section 5.1 and Schedule 4 of this Agreement, Lessee will not be entitled to payment of the Deposits. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the Maintenance Reserve Account or the Deposits and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor's rights in the Reserve Account and the Deposits.

1. If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing Lessor may immediately or at any time thereafter, without prior notice to Lessee:

a)       Set-off  all  or  any  part  of the  Secure  Liabilities   against  the
         contribution and/or refund liabilities of Lessor in respect of the Maintenance Reserve Account and/or the Deposits; or

a) Apply or appropriate the Maintenance Reserve Account and/or the Deposits in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit; and

1. If Lessor has exercised the set-off described in sub-clause (d) above, Lessee shall, following a demand in writing from Lessor, promptly restore the Maintenance Reserve Account and/or the Deposits, as applicable, to the level at which they stood immediately prior to such set-off.

I.       MANUFACTURER'S WARRANTIES

A. Assignment. Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier or any seller from whom Lessor acquired the Aircraft. Except to the extent Lessor otherwise directs, Lessor hereby authorizes Lessee to pursue any claim against any manufacturer, vendor or supplier (but not any seller of the Aircraft) in relation to defects affecting the Aircraft, any Engine or Part and Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim.

A. Proceeds. Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor, except, but if and to the extent that such claim relates:

1. To defects affecting the Aircraft which Lessee has rectified; or
2. To compensation for loss of use of the Aircraft, an Engine or any Part during the Term; and provided no Default has occurred and is continuing, the proceeds will be paid to Lessee by Lessor but only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

A. Parts. Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty, all of which will be installed promptly by Lessee such that title thereto vests in Lessor free of Security Interests. On installation those items will be deemed to be an Engine or Part as applicable.

A. Agreement. To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this Section 6 is subject to that agreement. However Lessee will:

1. Pay the proceeds of any claim  thereunder to Lessor to be applied pursuant to
Section 6.2 and pending such payment will hold the claim and the proceeds on trust for Lessor; and

1. Lessee will take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

I.       LESSOR'S COVENANTS

A. Quiet Enjoyment. Lessor will not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee, but the exercise by Lessor of its rights under or in connection with this Agreement will not constitute such an interference.

A. Maintenance Contribution. Provided no Default has occurred and is continuing, Lessor will promptly pay to third party vendors, suppliers, maintenance shops or service facilities, by way of contribution to the cost of maintenance of the Aircraft, upon submission by Lessee to Lessor within six (6) months of the commencement of that maintenance and before the Expiration Date of an invoice (which for this purpose may include such vendor's final estimated invoice issued immediately prior to redelivery to Lessee of the Aircraft so long as Lessee provides Lessor with the final invoice and the relevant maintenance contribution is adjusted to reflect such final invoice as soon as it becomes available) and supporting documentation reasonably satisfactory to Lessor, evidencing with respect to (x) the Airframe, any "C-7" plus SI (formerly "D") check or (y) any Engine or APU, the performance in accordance with this Agreement of a Hot Section Refurbishment, a Cold Section Refurbishment and/or the replacement of Life Limited Parts or (z) any landing gear, work in the nature of overhaul requiring removal and disassembly (in each case, other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling and/or (ii) removal, installation, maintenance and repair of QEC (Quick Engine Change) kits; and/or (iii) accomplishment of any airworthiness directives) the lesser of (a) the amount of that invoice and (b) an amount equal to the aggregate amount of Maintenance Reserves paid in respect of the Airframe, that Engine or APU or the Landing Gear under this Agreement, respectively, at the time of commencement of such maintenance less the aggregate amount previously paid in respect of the Airframe, that Engine or APU or the Landing Gear by Lessor under this subsection. Notwithstanding the foregoing to the contrary, if the amount of the Airframe Maintenance Reserves paid by Lessee are insufficient to perform the first "C-7" plus SI (formerly "D") check, Lessor shall contribute to the cost thereof an amount of money up to the sum equal to $80 multiplied by the number of Flight Hours flown by the Aircraft by the previous lessee.

A. Lessor Obligations Following Expiration Date.  Upon:

1. Redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

1. Payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;

or in each case such later time as Lessor is satisfied Lessee has irrevocably paid to Lessor all amounts which may then be outstanding or become payable under this Agreement or the Other Agreements and provided that no Default shall have occurred and is continuing, Lessor will pay to Lessee:

a) the amount of any Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

a)       the Aircraft Deposit.

I.       LESSEE'S COVENANTS

A. Duration.  The obligations in this Section and in Section 12 will:

1. Except as otherwise stated, be performed at the expense of Lessee; and

1. Remain in force until the Expiration Date in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those obligations.

A. Information.  Lessee will:

1. Notify Lessor forthwith of the occurrence of any Default or any other event which might adversely affect Lessee's ability to perform any of its obligations under this Agreement;

1.  Furnish to Lessor:

a) on a monthly and quarterly basis, the consolidated unaudited financial statements of Lessee (comprising a balance sheet and profit and loss statement) prepared for the most recent previous month or fiscal quarter, certified by Lessee's chief financial officer as being true and correct;

a)       as soon as available but not in any event later than one hundred twenty
         (120) days after the last day of each fiscal year of Lessee, its audited consolidated financial statements for the year ending on such day;

a) at the same time as it is issued to the shareholders or creditors of Lessee generally, a copy of each notice or circular issued to Lessee's shareholders or creditors as a group; and

a) on request from time to time, such other information relevant to the transactions contemplated by this Agreement regarding Lessee and its business and affairs as Lessor may reasonably request;

1. Keep Lessor informed as to current serial numbers of the Engines and any engine installed on the Aircraft;

1. Promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

1. On request, within ten (10) days after the end of any Rental Period, furnish to Lessor evidence satisfactory to Lessor of payment of all Taxes due during that or any previous Rental Period;

1. On request, furnish to Lessor evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;

1. Provide Lessor with a monthly report (i) on the Flight Hours and Cycles accumulated in respect of the Airframe, each Engine and APU and each Landing Gear during the preceding month in the form required from time to time by Lessor and (ii) removal and/or replacement (whether temporary or otherwise) of any Engine, APU, Landing Gear or other rotable Part during the preceding month in the form required from time to time by Lessor.

1. Give Lessor not less than sixty (60) days' written notice as to the time and location of all Major Checks and provide Lessor prompt notice of any changes in such time and location; and

1. Promptly notify Lessor of:

a) Any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold; and

a) Any claim or other occurrence reasonably likely to give rise to a claim under the Insurance (but in the case of hull claims only in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim.

A. Lawful and Safe Operation.  Lessee will:

1. Comply with all laws in force in any country or jurisdiction which may be applicable to the Aircraft or, so far as concerns the use and operation of the Aircraft or an owner or operator thereof and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

1. Not use the Aircraft in any manner contrary to any recommendation of the manufacturer of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

1. Ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Air Authority and applicable law;

1. Use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Air Authority and applicable law; 2. Not use the Aircraft for the carriage of:

a) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escap of any liquid and to ensure the welfare of the animal;

a) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods"
         schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

a) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

a)       any illegal item or substance;

1. Not utilize the Aircraft for purposes of training, qualifying or reconfirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

1. Not cause or permit the  Aircraft to proceed  to, or remain at, any  location which is then the subject of a prohibition order (or any similar order or directive), sanctions or restrictions by:

a) the United Nations Security Council, the U.S. International Economic Emergency Powers Act or U.N. Security Council directives or the U.S. Export Administration Act Regulations (15 C.F.R. Parts 730-799), except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations, General License GATS (15 C.F.R. Part 771.19);

a)       any  Government  Entity  of  the  State of Registration or the Habitual
         Base;

a) any Government Entity of the country in which such location is situated; or

a) any Government Entity having jurisdiction over Lessor, the Banks or the Aircraft;

1. Obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

1. Not operate or locate the Aircraft or locate the Aircraft or suffer or permit the Aircraft to be operated or located during the Term in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Agreement; and

1. Not operate or locate the Aircraft in, to or over any country which is (x) the subject of sanctions under the U.S. International Economic Emergency Powers Act or United Nations Security Council Directives and/or (y) restricted under the United States Trading with the Enemy Act or the United States Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the United States Export Administration Regulations, General License GATS (15 CFR Part 771.19).

A. Taxes and Other Payments.  Lessee will promptly pay:

1. All license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft; and

1. All rent, fees, charges, Taxes (other than Lessor Taxes) and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time; except to the extent that in the reasonable opinion of Lessor such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or any Bank.

A. Sub-Leasing. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE OR OTHERWISE PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT THAT LESSEE MAY PART WITH POSSESSION (A) WITH RESPECT TO THE AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR, MAINTENANCE OR OVERHAUL WORK, OR ALTERATIONS, MODIFICATIONS OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY THIS AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS EXPRESSLY PERMITTED BY THIS AGREEMENT; PROVIDED, HOWEVER, WET LEASES SHALL BE PERMITTED.

A. Inspection.

1. Lessor and any person designated by Lessor may at any time visit, inspect and survey the Aircraft, any Engine or any Part and may maintain its own technical representative on site throughout any Major Check and for such purpose may, subject to any applicable Air Authority regulation, travel on the flight deck as observer;

1. Lessor will have no duty or liability to make, or arising out of any such visit, inspection or survey; and

1. So long as no Default has occurred and is continuing, Lessor will not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the commercial operations of Lessee.

A. Ownership; Property Interests; Related Matters.  Lessee will:

1. Not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of Lessor as owner and lessor of the Aircraft;

1. On all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Lessor;

1. Not at any time (i) represent or hold out Lessor or the Banks as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Lessor or the Banks;

1. Ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position in the cockpit of the Aircraft adjacent to the certificate of airworthiness and on each Engine stating:

"This Aircraft/Engine is owned by Interlease Aviation Investors, L.L.C. and is leased to Frontier Airlines, Inc. and may not be operated by any other person without the prior written, consent of Interlease Aviation Investors, L.L.C.;"

1. Not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

1. Not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavors to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

1. Not abandon the Aircraft, the Engine or any Part;

1. Pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

1. Not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part.

A. General.  Lessee will:

1. Not liquidate or dissolve; and Lessee shall not, without Lessor's prior written consent, which will not be unreasonably withheld or delayed, consolidate with or merge into, any other corporation, and Lessee shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets, whether in one or series of related transactions;

1. Ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of Lessor. Lessor agrees that it shall not withhold its consent to a change in the Habitual Base to another state of the United States of America if Lessee shall have provided Lessor with an opinion of counsel practicing in the state of the United States of America proposed by Lessee to be the Habitual Base in form and in substance reasonably satisfactory to Lessor to the effect that the rights and interests of Lessor are duly protected; and

1. Not, without giving Lessor thirty (30) days prior notice (in accordance with this Agreement), change its chief executive office (as such term is defined in
Article 9 of the Uniform Commercial Code as in effect in the State of Colorado) from 12015 East 46th Avenue, Denver, Colorado 80239;

1. remain a Certificated Air Carrier and maintain, without limitation, its status so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous Statute; and

1. remain a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code.

A. Records.  Lessee will:

1. Cause accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) to be prepared in English and kept in such manner as the Air Authority may from time to time require, and ensure that they comply with the recommendations of any manufacturers of the Aircraft, any Engine or any Part. The records will form part of the Aircraft Documents; and

1. Maintain with appropriate revisions, all Aircraft Documents, records, logs, and other materials required by applicable laws and best practice of major international air transport operators in respect of the Aircraft.

A. Protection:  Lessee will:

1. Maintain the registration of the Aircraft with the Air Authority in the name of Lessor and, to the extent permitted under the laws of the State of Registration, reflecting the interests of Lessor and not do or suffer to be done anything which might adversely affect that registration; and

1. Do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity) and execute and deliver, notarize, file, register and record all documents (including, without limitation, any amendment of this Agreement) as may be required by
Lessor:

a) at Lessor's expense, following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing Lessor's obligations to the Banks; or

a) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as owner and lessor of the Aircraft and under this Agreement apply with the same effect as before; or

a) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement or the interest of Lessor as owner of the Aircraft.

A. Maintenance and Repair.  Lessee, at its own cost and expense, will:

1. Service, repair, maintain, overhaul, test, or cause the same to be done to the Aircraft, to industry standard, and in accordance with the Agreed Maintenance Program, so as to keep the Aircraft in as good operating condition as when delivered to Lessee on the Delivery Date, as determined periodically by Lessor or its agent, and such operating condition as may be necessary to enable the Airworthiness Certificate of the Aircraft to be maintained in good standing at all times under applicable law;

1. Not change the Agreed Maintenance Program or the schedule of the Agreed Maintenance Program without the written consent of Lessor;

1. Maintain  the Aircraft in  accordance  with the Agreed   Maintenance  Program
through the Agreed Maintenance Performer and perform (at the respective intervals provided in the Agreed Maintenance Program) all Major Checks;

1. Maintain the Aircraft in accordance with FAA Federal Air Regulations Part 121 and any other rules and regulations of the FAA as may be applicable to passenger category aircraft and in at least the same manner and with at least the same care, including, without limitation, maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee and as if Lessee were to retain the Aircraft in its fleet and continue to operate the Aircraft after the Expiration Date and including, without limitation, all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, performance guarantees or service life policies in full force and effect;

1. Without limiting Lessor's obligations under clause (d) of Schedule 1, Part 1, to this Agreement, comply with all outstanding mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part which are issued prior to the Expiration Date and have a mandatory compliance date during the Term or within one hundred eighty (180) days after the Expiration Date and which are required by the Air Authority, and/or the laws of the state of manufacture of the Aircraft, any Engine or Part and/or mandated by any manufacturer of the Aircraft, any Engine or Part (each of the foregoing being hereinafter referred to as "AD").

                  The  cost  of  each  AD   accomplishment   or   repetitive  AD
accomplishment for any AD issued during the Term shall be allocated among Lessor and Lessee as follows:

                           (i)  Lessee  shall  be  responsible   for  the  first
         $150,000  of  Lessee's  actual  cost  of  such  AD   accomplishment  or
         repetitive AD accomplishment;

                           (ii) Lessor and Lessee shall share the portion of Lessee's actual cost of such AD accomplishment or repetitive AD accomplishment (if any) which exceeds $150,000, on an equal basis, up to and including $350,000; and

                           (iii) Lessor shall be wholly responsible for the portion of Lessee's actual cost of such AD accomplishment or repetitive AD accomplishment (if any) which exceeds $350,000 (subject always to the provisions of the following paragraph).

                  Notwithstanding the foregoing, in the event that the total cost of any AD accomplishment or repetitive AD accomplishment (such total cost to be mutually agreed, in good faith, between Lessor and Lessee) exceeds $350,000 (the "Threshold Amount"), Lessor may elect not to make its contribution to the cost of compliance with such AD accomplishment or repetitive AD accomplishment as described above. If Lessor shall so elect, Lessee shall be entitled, by giving prior written notice to Lessor, to terminate this Agreement and redeliver the Aircraft to Lessor in accordance with the terms of Sections
12.1 through 12.8 and Schedule 3 (except for compliance with the relevant AD which gave rise to such termination) on the earlier of (x) the date which is 30 days after the date of such notice from Lessee to Lessor or (y) the date on which the Aircraft is required to be removed from service by reason of non-compliance with the applicable AD. Such notice shall specify the proposed redelivery date of the Aircraft by Lessee and, upon the receipt of such notice by Lessor, the then current definition of Expiration Date shall be deemed to have been amended accordingly. Upon any termination of this Agreement pursuant to this Section 8.11(e), neither party shall be under any further obligation in the other hereunder except for (x) accrued obligations of Lessee hereunder; and
(y) obligations hereunder which are expressed to continue notwithstanding the expiration of the Term; provided, however, that Lessor shall, if applicable having regard to the provisions of Section 7.2, make the payments described in
Section 7.2 but shall be under no obligation to repay, rebate or otherwise refund any Maintenance Reserves previously paid by Lessee under this Agreement and provided further that if no Default shall have occurred and be continuing, the Aircraft Deposit shall be returned by Lessor to Lessee.

1. Comply with all applicable laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

1. Maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement and will from time to time provide to Lessor a copy on request;

1. If required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from time to time provide to Lessor a copy on request; and

1. Procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 8.13(a).

A. Remova of Engines and Parts. Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

1. If replaced as expressly permitted by this Agreement; or

1. If the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

a) During the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

a) For the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

         and then in each case only if it is reinstalled or replaced by an engine or part complying with Section 8.13(a) as soon as possible and in any event no later than the Expiration Date.

A. Installation of Engines and Parts.  Lessee will:

1. Ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:

a) in the case of an engine, it is an engine of the same model as, or an improved or advanced version of the Engine it replaces, which is in the same or better operating condition, has substantially similar hours and cycles available until the next scheduled checks, inspections, overhauls, shop visits and replacement of life limited components and has the same or greater value and utility as the replaced Engine;

a) in the case of a part, it is in as good operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

a) in each case, it has become and remains the property of Lessor free from Security Interests and on installation on the Aircraft will without further act be subject to this Agreement; and

a) in each case, Lessee has full details as to its source and maintenance records;

1. If no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Section 8.13(a) if:

a) there is not available to Lessee at the time and in the place that that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of Section 8.13(a);

a) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Section 8.13(a) becomes available for installation on the Aircraft;

a)       Lessee    gives    Lessor    written    notice   of  such   replacement
         contemporaneously with such installation; and

a) as soon as possible after installation of the same on the Aircraft but, in any event, no later than sixty (60) days thereafter (but in no event later than the Expiration Date), Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Section 8.13(a).

A. Non-Installed Engines and Parts.  Lessee will:

1. Ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Security Interests;

1. Notify Lessor whenever any Engine is removed from the Aircraft and, from time to time on request, ensure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Lessor and as owner of the Engine and will not seek to exercise any rights whatsoever in relation to it;

1. Notwithstanding the foregoing provisions of this subsection, be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine for a temporary period of up to thirty (30) days:

a)       owned and operated by Lessee free from Security Interests; or

a) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

a) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other person;

         provided that in the case of (ii) and (iii):

(i) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the interests of Lessor as owner and lessor of that Engine or Part; and

(i) the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interest of Lessor as owner and lessor of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto.

A. Pooling of Engines and Parts. Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor.

A. Equipment Changes.

1. Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:

a)       is expressly permitted by this Agreement, or

a) has the prior written approval of Lessor and which does not diminish the value, utility, condition, or airworthiness of the Aircraft; and

1. So long as a Default has not occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

A. Title on an Equipment Change.

1. Title to all Engines and Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Section 8.13(b)) will on installation, without further act, vest in Lessor subject to this Agreement free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of one or more legal opinions) that title has so passed to Lessor;

1. Lessor may require Lessee to remove any Equipment Change and to restore the Aircraft to its condition prior to that Equipment Change; and

1. Except as referred to in Section 8.17(b) any Engine or Part at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Lessor subject to this Agreement free of all Security Interests whereupon title to the replaced Engine or Part will pass to Lessee. B. Third Party. Lessee will ensure that no person (other than Lessor or any Bank) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

I.       INSURANCE

A. Insurance. Lessee will maintain in full force during the Term insurance in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurance", which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor. The Insurance will be effected either: (a) on a direct basis with insurers of recognized standing who normally participate in aviation insurance in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor; or (b) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurance").

A. Requirements. Lessor's current requirements as to required Insurance are as specified in this Section and in Schedule 4. Lessor may from time to time stipulate other requirements for the Insurance so that the scope and level of cover is maintained in line with best industry practice and the interests of Lessor protected.

A. Change. If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers will consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor considers that any change should be made, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

A. Insurance Covenants.  Lessee will:

1. Ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the Insurance remain valid and in full force and effect, and
(iii) the interests of the Indemnitees in the Insurance and the Aircraft or any Part are not thereby prejudiced;

1. Not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurance or outside any geographical limit imposed by the Insurance;

1. Comply with the terms and conditions of each policy of the Insurance and not do, consent or agree to any act or omission which:

a)       invalidates or may invalidate the Insurance; or

a) renders or may render void or voidable the whole or any part of any of the Insurance; or

a) brings any particular liability within the scope of an exclusion or exception to the Insurance;

1. Not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than those required under this Agreement unless relating solely to hull total loss, business interruption, profit commission and deductible risk;

1. Commence renewal procedures at least thirty (30) days prior to expiration of any of the Insurance and provide to Lessor:

a) if requested by Lessor, a written status report of renewal negotiation 14 days prior to each expiration date;

a)       facsimile   confirmation   of   completion of  renewal  prior  to  each
         expiration date;

a) certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking in a form acceptable to Lessor, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date;

1. Provide to Lessor copies of documents evidencing the Insurance;

1. Provide to Lessor evidence that the Insurance premiums have been paid; 2. Not make any modification or alteration to the Insurance material and adverse to the interests of any of the Indemnitees;

1. Be responsible for any deductible under the Insurance; and

1. Provide   any  other  insurance  and  reinsurance  related  information,   or
assistance, in respect of the Insurance as Lessor may reasonably require.

A. Failure to Insure. If Lessee fails to maintain the Insurance in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

1. To pay the premiums due or to effect and maintain insurance satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in
Section 5.11, from the date of expenditure by it up to the date of reimbursement by Lessee; and

1. At any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

A. Continuing Indemnity. Lessor may require Lessee to effect and to maintain insurance after the Expiration Date with respect to its liability under the indemnities in Section 10 for such period as Lessor may reasonably require (but in any event not more than two (2) years) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Section shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

A. Application of Insurance Proceeds.  As between Lessor and Lessee:

1. All insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor, and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement (including under Section 11.1(b));

1. All insurance proceeds of any property damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining may be retained by Lessor;

1. All insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made; and

1. Notwithstanding Sections 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

I.       INDEMNITY

A. General. Lessee agrees to assume liability for, defend, indemnify and hold harmless the Indemnitees on an after tax basis from and against any and all claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential) suits, judgments, costs, expenses (including, without limitation, legal fees and expenses), penalties (whether civil or criminal) or fines (each a "Claim") (regardless of when the same is made or incurred, whether during or after the Term (but not before)):

1. Which may at any time be suffered or incurred directly or indirectly as a result of or in any manner connected with the possession, delivery, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee; or

1. Which arise out of any act or omission which invalidates or which renders voidable any of the Insurance; or

1. Which may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person; or

1. Which  results  from  Lessee's  breach  of   any of  its  representations  or
warranties or any other Event of Default under this Agreement.

but excluding any Claim in relation to a particular Indemnitee to the extent that that Claim is covered pursuant to another indemnity provision of this Agreement or to the extent it arises solely as a result of the negligence or wilful misconduct of that Indemnitee, Lessor, Lessor Taxes or a Lessor Lien.

A. Duration. The indemnities contained in this Agreement will continue in full force after the Expiration Date.

I.       EVENTS OF LOSS

A. Events of Loss.

1. If an Event of Loss occurs prior to delivery of the Aircraft to Lessee, Lessor will have the option, exercisable by giving Lessee notice in writing, to substitute an alternative aircraft of the same manufacture, model, value and utility as the Aircraft. If Lessor exercises such option, Lessee shall be obliged to lease such substitute aircraft pursuant to the terms and conditions of this Agreement and such substitute aircraft shall constitute the Aircraft for all purposes of this Agreement. Lessor shall provide Lessee with details of the substitute aircraft as soon as may be practicable after the occurrence of the Event of Loss. If Lessor advises Lessee that Lessor does not wish to exercise such option, this Agreement will immediately terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than pursuant to Section 16.90 except that Lessor will rebate to Lessee the amount of any Aircraft Deposit paid under this Agreement; and

1. If an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) five (5) Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engines and Parts not installed when the Event of Loss occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

A. Requisition. During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

1. The Rent, Supplemental Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

1. So long as no Default has occurred and is continuing, Lessee will be entitled to any hire paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

I.       RETURN OF AIRCRAFT

A. Return. On the Expiration Date or earlier termination of the lease of the Aircraft under this Agreement, unless an Event of Loss has occurred, and after the Final Inspection required by Section 12.2 has occurred, Lessee will, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties hereto, in a condition complying with Schedule 3, free and clear of all Security Interests and Permitted Liens (other than Lessor Liens) and in a condition qualifying for immediate certification of airworthiness by the FAA or as otherwise agreed by Lessor and Lessee.

A. Final Inspection. Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for detailed inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with the requirements of Schedule 3 to this Agreement. The Final Inspection will be long enough to permit Lessor to:

1. Inspect the Aircraft Documents;

1. Inspect the Aircraft and uninstalled Parts;

1. Inspect the Engines, including without limitation (i) at Lessor's expense, a video boroscope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) at Lessee's expense, engine condition runs; and

1. Observe a two (2) hour test flight (with Lessor's representatives as on-board observers).

Such test flight shall be conducted by Lessee using the aircraft manufacturer's recommended test flight procedures. The Lessee shall provide, at Lessee's cost, insurance on the aircraft hull and liability and for the representatives of the Lessor during the test flight. Lessor shall be permitted to have a minimum of two (2) representatives attend the Inspection and/or test flight. The Lessee shall be required to open any areas of the Aircraft requested to be opened by the Lessor or its representative in order to verify any aspect of its condition, including but not limited to the opening of the galley area, the lavatories and the lower cargo compartment bilges. The Final Inspection shall commence on or before the Expiration Date with respect to the Aircraft and shall continue until concluded.

A. Non-Compliance. To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's option:

1. Immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Expiration Date, the Term (and Lessee's obligation to pay
Rent) will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified; or

1. Redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

A. Intentionally Omitted.

A. Acknowledgement. Provided Lessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirmin that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

B. Maintenance Program.

1. Prior to the Expiration Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Program and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;

1. Lessee will, if requested by Lessor to do so, upon return of the Aircraft deliver to Lessor a certified true current and complete copy of the Agreed Maintenance Program, together with a letter authorizing Lessor to use such copy for "bridging" purposes for the next lessee of the Aircraft. Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any person or entity except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Agreed Maintenance Program to another program after the Expiration Date.

A. Fuel. Upon redelivery of the Aircraft to Lessor, an adjustment will be made in respect of fuel on board on the Delivery Date and the Expiration Date at the price then prevailing at the Redelivery Location.

A. Aircraft Storage. During the period of thirty (30) days after the Expiration Date, Lessor shall have the right to require Lessee to maintain, store and insure the Aircraft at a location having a facility capable of performing required maintenance of the Aircraft (to be mutually agreed by Lessor and Lessee). All costs actually paid by Lessee to any third party vendor in connection with the foregoing shall be payable by Lessor at Lessee's direct cost without "mark-up". At least thirty (30) days prior to the Expiration Date, Lessor shall advise Lessee as to whether Lessor requires Lessee to provide the services contemplated by this Section 12.8.

I.       DEFAULT

A. Events of Default. Each of the following events or conditions will constitute an Event of Default (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

1. Non-Payment. Lessee fails to make any payment under this Agreement on the due date and such failure continues for two (2) Business Days; or

1. Insurance. Lessee fails to comply with any provision of Section 9 or any insurance required to be maintained under this Agreement is cancelled or terminated or notice of cancellation is given in respect of any such insurance; or

1. Breach. Lessee fails to comply with any other provision of this Agreement and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for five (5) Business Days after notice from Lessor to Lessee; or

1. Representation. Any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

1. Cross Default.

a) A final judgment for the payment of money not covered by insurance in excess of Two Hundred Fifty Thousand Dollars ($250,000), or final judgments for the payment of money not covered by insurance in excess of Two Hundred Fifty Thousand Dollars ($250,000) in aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of ninety (90) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded; or

a) Attachments or other Security Interests shall be issued or entered against substantially all of the property of Lessee and shall remain undischarged or unbonded for ninety (90) days except for Security Interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business; or

a) Lessee shall default in the payment of any sum which is in excess of $250,000 of any one or more obligations for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of aircraft when the same becomes due if such nonpayment results in or would permit an acceleration of such indebtedness, or Lessee shall default in the performance of any other term, agreement, or condition contained in any agreement or instrument under or by which any such obligation is created, evidenced or secured, if the effect of such default is to cause or permit such obligation to become due prior to its stated maturity; or

a) Any event of default or termination event, howsoever described, occurs under any Other Agreement.

1. Approvals: Any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement (including, without limitation):

a) required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

a) the registration of the Aircraft (to the extent that the same is within the control of Lessee); or

a) any airline license or air transport license including, without limitation, authority to operate the Aircraft under Part 121 of the Federal Aviation Regulations and a Certificate of Convenience and Necessity issued under Section 401 of the Federal Aviation Act;

is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or

1. Bankruptcy, Etc.

a) Lessee or any Subsidiary consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee or any Subsidiary admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or any Subsidiary files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee or any Subsidiary in any such proceeding, or Lessee or any Subsidiary by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee or any Subsidiary in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

a) an order, judgment or decree is entered by any court appointing, without the consent of Lessee or any Subsidiary, a custodian, receiver, trustee or liquidator of Lessee or any Subsidiary, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof or at any time an order for relief is granted; or

a) an involuntary petition against Lessee or any Subsidiary in a proceeding under the United States Federal Bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within thirty (30) days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee or any Subsidiary, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or any Subsidiary or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of 30 days or at any time an order for relief is granted in such proceeding; or

1. Unlawful. It becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable; or

1. Suspension of Business. Lessee or any of its Subsidiaries suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business as a Certificated Air Carrier for a period of more than seven (7) days; or

1. Disposal. Lessee or any of its Subsidiaries disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or, without the prior written consent of Lessor which will not be unreasonably withheld or delayed, consolidates or merges with any other Person whether by one or a series of transactions, related or not; or

1. Rights. The existence, validity, enforceability or priority of the rights of Lessor as owner and lessor in respect of the Aircraft are challenged by Lessee or any other person claiming by or through Lessee; or

1. Not Used.

2. Delivery.   Lessee  fails  to  accept  delivery  of the Aircraft when validly tendered by Lessor pursuant to this Agreement; or

1. Adverse Change. Any event or series of events occurs which Lessor reasonably believes is likely to have a material adverse effect on the ability of Lessee to comply with its obligations under this Agreement and of which Lessor has notified Lessee.

A. Rights. If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter (without notice to Lessee except as required under applicable law):

1. By notice to Lessee and with immediate effect, terminate this lease of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

1. Proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

1. Either:

a) Take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at Chicago, Illinois (or such other location as Lessor may require), and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

a) By serving notice require Lessee to redeliver the Aircraft to Lessor at Chicago, Illinois (or such other location as Lessor may require).

Further, in the event that Lessee fails to redeliver the Aircraft to Lessor pursuant to Lessor's written notice and Lessor seeks a judicial order of replevin, attachment or similar remedy, to the extent permitted by applicable law, Lessee hereby waives the posting of any bond by Lessor in connection therewith.

A. Deregistration. If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft free and clear of any leasehold or other interest of Lessee as if this Agreement had never been made and Lessee will, at the request of Lessor, take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is situated and any other steps necessary to enable the Aircraft to be delivered, at Lessor's option, outside the United States; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

A. Default Payments.  If:

1. A Default occurs; or

1. The Aircraft is not delivered on the proposed Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery;

Lessee will indemnify Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability which Lessor may sustain or incur directly or indirectly as a result including but not limited to:

                  (a) Any loss of profit suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as this Agreement;

                  (b) Any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount;

                  (c) Any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor's financing of the Aircraft; and

                  (d) Any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

I.       ASSIGNMENT

A. LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR INVOLUNTARILY BY OPERATION OF LAW OR OTHERWISE) OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST IN, TO OR UNDER, ANY OF ITS RIGHTS UNDER THIS AGREEMENT.

A. Lessor at its expense may assign or transfer all or any of its rights under this Agreement and in the Aircraft, provided that Lessor will in the case of an assignment other than by way of security have no further obligation under this Agreement following the assignment of all its rights under this Agreement and the assumption by the assignee or transferee of all of Lessor's obligations under this Agreement, but notwithstanding that assignment will remain entitled to the benefit of each indemnity and the liability insurances effected under this Agreement. Lessee will comply with all reasonable requests of Lessor, its successors and assigns in respect of any such assignment, and Lessor will promptly notify Lessee of any such assignment.

A. If Lessor desires to effect any assignment or transfer of its rights and obligations under this Agreement, Lessee at Lessor's expense agrees to cooperate and take all such steps as Lessor may reasonably request to give the transferee the benefit of this Agreement.

I.       ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for Lessor to give effect to any of its material obligations as contemplated by this Agreement or to continue this Agreement Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

I.       MISCELLANEOUS

A. Waivers, Remedies Cumulative.  The rights of Lessor under this Agreement:

1. May be exercised as often as necessary;

1. Are cumulative and not exclusive of its rights under any law; and

1. May be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

A. Delegation. Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

A. Certificates. Except where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.

A. Appropriation. If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine at its sole discretion.

A. Not Used.

A. Set-off. Lessor may set off any matured obligation owed by Lessee under this Agreement or the Other Agreements (to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement or the Other Agreements remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

A. Severability. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

1. The legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

1. The legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

A. Remedy. If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

A. Expenses. Whether or not the Aircraft is delivered to Lessee (except where such delivery is prevented by the act of Lessor) pursuant to this Agreement, Lessee will pay to Lessor on demand all expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

All expenses payable pursuant to this Section 16.9 will be paid as they are incurred by Lessor.

A. Time of Essence. The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement will be of the essence of this Agreement.

A. Notices. All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter or facsimile. Any such notice is deemed effectively to be given as follows:

1. If by letter, when delivered;

1. If by facsimile, when transmitted and full transmission has been separately notified by telephone by the transmitting party.

The address, facsimile and telephone numbers of Lessee and Lessor are as follows:

                  Lessee:  Frontier Airlines, Inc.
                                    12015 East 46th Avenue
                                    Denver, Colorado 80239
                                    Attn:  General Counsel
                                    Facsimile:       (303) 371-7007
                                    Telephone:       (303) 371-7400

                  Lessor:  Interlease Aviation Investors, L.L.C.
                                    One Northfield Plaza
                                    Suite 525
                                    Northfield, Illinois  60093
                                    Attn:            Philip Coleman
                                    Facsimile:       (708) 446-2749
                                    Telephone:       (708) 446-2644

A. Law and Jurisdiction:

1. THIS AGREEMENT IN ALL RESPECTS IS GOVERNED BY AND TO BE INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF THE GOVERNING LAW, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. 2. For the benefit of Lessor, Lessee agrees that the federal courts of the Northern District of Illinois, or the courts of the State of Illinois, County of Cook, are to have nonexclusive jurisdiction to settle any disputes in connection with this Agreement and submits itself and its property to the jurisdiction of the courts of the State of Iowa in connection with this Agreement;

1. Without prejudice to any other mode of service, Lessee:

a) appoints Prentice Hall Corporation System, Inc. as its agent for service of process relating to any proceedings before the Illinois courts in connection with this Agreement and agrees to maintain the process agent in Illinois notified to Lessor;

a) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned;

a) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i);

1. Lessee:

a) waives objection to the federal and state courts in the State of Illinois on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

a) agrees that a judgment or order of a federal or court in the State of Illinois in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction;

1. Nothing in this Section limits the right of Lessor or Lessee to bring proceedings against Lessee or Lessor, as the case may be, in connection with this Agreement:

a)       in any other court of competent jurisdiction; or

a)       concurrently in more than one jurisdiction; and

2. Lessee irrevocably and unconditionally:

a) agrees that if Lessor brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

a) waives any such right of immunity which it or its assets now has or may in the future acquire;

a) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

A. Entire Agreement. This Agreement, the Letter Agreement and any related side-letters are the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

A. Indemnities. All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

A. Counterparts. This Agreement may be executed in counterparts each of which will constitute one and the same document.

I.       DISCLAIMERS AND WAIVERS

A. Exclusion. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE SCHEDULES HERETO AND THE LETTER AGREEMENT, THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:

1. THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

1. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED; OR

1. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

A. Waiver. LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT TO THE EXTENT EXPRESSLY ARISING UNDER THIS AGREEMENT.

A. Confirmation.    LESSEE  CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF
THIS   SECTION  17  AND  ACKNOWLEDGES  THAT  RENT  AND  OTHER  AMOUNTS HAVE BEEN
CALCULATED BASED ON ITS PROVISIONS.

I.       SECTION 1110

         Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said
Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

         IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.


 WITNESS:                                    Lessor:

                                         INTERLEASE AVIATION INVESTORS, L.L.C.
__________________________

                                         By:    _____________________________

                                         Name:  _____________________________

                                         Title: _____________________________





 WITNESS:                                    Lessee:

                                         FRONTIER AIRLINES, INC.


___________________________              By:    _____________________________

                                         Name:  _____________________________

                                         Title: _____________________________

                                   SCHEDULE 1

                                     PART 1

                             DESCRIPTION OF AIRCRAFT

AIRCRAFT MANUFACTURER:                       Boeing

MODEL:                                       737-2P6

SERIAL NUMBER:                               21613

ENGINES

ENGINE TYPE AND NO.:                         Pratt & Whitney JT8D-15 x 2 with
                                             Stage 3 Nordam "LGW-N" Hushkits

SERIAL NOS:                                  P688665 and P688655


                    On the Delivery Date, the Aircraft shall:

1. Possess a Certificate of Airworthiness issued by the Air Authority;

1. Meet the requirements for U.S domestic operation under an FAA Part 121 Operating Certificate;

1. Have undergone a fresh "C-3" check in accordance with the existing lessee's maintenance program;

1. Be in compliance with all outstanding airworthiness directives issued by the FAA (AD's), and mandatory manufacturing orders which have a mandatory compliance date within 180 days of the Delivery Date, including compliance with initial tasks of the Corrosion Prevention and Control Program (CPCP) due under Boeing D6-38528 document;

1. Be equipped with Engines which are fresh from a Hot Section Refurbishment, with not less than 6,000 Cycles and 9,000 Flight Hours until the next scheduled Life Limited Parts replacement.

1. Have hard time components with the lesser of either (i) not less than 4,000 Flight Hours or Cycles, whichever is most limiting, or (ii) twelve (12) months and shall be delivered with a copy of the hard time components listing with corresponding time remaining until removal, all of which will be in accordance with the Boeing maintenance program; 2. Be delivered with applicable records and manuals in either microfilm or paper medium;

1. Be delivered with a listing of each life limited part within each Landing Gear and corresponding time remaining until replacement;

1. Have had a boroscope inspection of each Engine, at Lessee's expense, and a power assurance run, to be witnessed by both parties. Any discrepancies, mutually agreed, beyond the Engine manufacturer's limits will be repaired at Lessor's expense. No Engine will be "on watch" for any reason requiring any special or out of sequence inspection;

1. Be in an all economy seating configuration of 119 seats providing at least 31" pitch or other seating configuration to be mutually agreed between Lessor and Lessee;

1. Shall be stripped and repainted white, with Boeing gray wings;

1. Have installed Windshear (W/S) and Traffic Alert and Collision Avoidance Systems (TCAS) in accordance with FAR part 121 standards;

1. Emergency   equipment  having a calendar  life will have a minimum of one (1)
year or 100% of its total approved life, whichever is less, remaining;

1. Time remaining to overhaul on the Landing Gear will not be less than 4,000 Flight Hours or Cycles, whichever is most limiting. The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary.

1. Wheel wells shall be coated with corrosion inhibitor;

1. All decals and placards shall be clean, secure and legible.

1. Intalled tires and brakes shall have at least 50% landings remaining.

1. The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program and/or Boeing Document No.D6-38528 relative to compliance with the Corrosion Prevention and Control Program (CPCP). The entire fuselage will be substantially free from corrosion and will be adequately treated and an approved corrosion prevention program will be in operation; and

1. Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

                                   SCHEDULE 1

                                     PART 2

                               AIRCRAFT DOCUMENTS

A. CERTIFICATES

   o     FAA Certificate of Airworthiness

B. AIRCRAFT STATUS RECORDS

   o     Log Books
   o     Airframe Maintenance Status Report
   o     Supplemental Structural Inspection Document Status (if applicable)
   o     Manufacturer's Service Bulletin Status Report
   o     Airworthiness Directive Compliance Report (terminated and repetitive)
   o     Modification Status Report List documents will be provided upon request
   o     Last Weighing Report
   o     List of Life Limited Components with remaining hours/cycles

C. AIRCRAFT MAINTENANCE RECORDS (last heavy maintenance visit)

   o     Test Flight Report
   o     X-ray pictures
   o     Last annual check and heaviest maintenance check Work Cards

D. AIRCRAFT HISTORY RECORDS

   o     Aircraft Maintenance History Cards
   o     Service Difficulty Report
   o     Accident or Incident Report (Major Structural Repair)

E. ENGINE RECORDS (for each engine)

   o     Engine time and cycle records
   o     Last overhaul and repair documents (including FAA Forms 337)
   o     Airworthiness Directive Compliance Report (terminated and repetitive)
   o     Manufacturer's Service Bulletin Status Report
   o     List of Time Controlled Components with remaining hours and cycles
   o     Modification Status Report
   o     Engine Disc Sheets
   o     Engine Build Specifications

F. APU RECORDS

   o     Last Overhaul and Repair Documents (including modification status)
   o     Airworthiness Directive Compliance Report (terminated and repetitive)
   o     Manufacturer's Service Bulletin Status Report
   o     List of Time Controlled Components with remaining hours/cycles
   o     Modification Status Report

G. COMPONENT RECORDS

   o Time Controlled Component Historical Records with Installation and Serviceability Tags

H. MANUALS

   o     Airplane Flight Manual (Manufacturer Approved, FAA Approved)
   o     Flight Crew Operating Manual
   o     Weight and Balance Manual
   o     Wiring Diagram Manual (microfilm and hard copy if available)
   o     Illustrated Parts Catalog (microfilm)
   o     Aircraft Maintenance Manual (microfilm)
   o Manufacturer's Engine Maintenance Manual and any approved engineering changes, as applicable

I. MISCELLANEOUS TECHNICAL DOCUMENTS

   o     Maintenance Program Specifications
   o     Interior Configuration Drawings
   o     Original Delivery Documents
   o     Loose Equipment Inventory

                                   SCHEDULE 1

                                     PART 3

                                LEASE SUPPLEMENT


                  THIS LEASE SUPPLEMENT is dated as of ______ __, 1998, and is executed by Frontier Airlines, Inc. ("Lessee") and Interlease Aviation Investors, L.L.C. ("Lessor"), pursuant to Section 3.1(d) of the Aircraft Lease Agreement between Lessor and Lessee dated as of August __, 1998 (the "Lease"). All capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease.

                  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Aircraft described below (the "Aircraft") upon and subject to all of the terms, conditions and provisions of the Lease, and Lessor and Lessee further agree and state as follows:

1.       Description of the Aircraft:

(a)      Airframe:  Boeing 737-2P6

         Manufacturer's Serial No.:  21613

         U.S. FAA Registration No.:  N1PC

(b)      Engines:  Two (2)  Pratt &  Whitney  JT8D-15 engines,  Serial   Numbers
         P688665, and P688655, each of said engines having 750 or more rated take-off horsepower or the equivalent thereof;

(c) All Parts (other than Engines) installed on or associated with the Airframe and Engines; and

(d)      The Aircraft Documents relating to the Airframe and Engines.

2. The Habitual Base of the Aircraft is __________, ______________.

3. The Term for the Lease commences on __________, 1998 (the "Delivery Date") and ends on the day preceding the numerically corresponding day 84 months after the Delivery Date, both dates inclusive, unless sooner terminated in accordance with the provisions of the Lease.

4. The Rent for the Aircraft shall be the amount set forth in the Letter Agreement.

                  IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be executed by their respective corporate officers as of the date first above written.

                        FRONTIER AIRLINES, INC. (LESSEE)



                       By: _______________________________
                       Title: ____________________________

                      INTERLEASE AVIATION INVESTORS, L.L.C.
                                    (LESSOR)



                       By: ______________________________
                       Title: ___________________________

                                   SCHEDULE 2

                            CERTIFICATE OF ACCEPTANCE

         This Certificate of Acceptance is delivered, on the date set forth below by Frontier Airlines, Inc. ("Lessee"), to Interlease Aviation Investors, L.L.C. ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of August 10, 1998 between Lessor and Lessee (the "Agreement"). Capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1. DETAILS OF ACCEPTANCE

         Lessee hereby confirms to Lessor that Lessee has at _________ o'clock on this ____ day of _______________, 199_, at ________, accepted the following, in accordance with the provisions of the Agreement

(a)      Boeing 737-286 airframe, Manufacturer's Serial No. 21613;

(b)      2 Pratt & Whitney JT8D-15 Engines:

         Engine Number                      Manufacturer's Serial No.

              1                                   P688665; and

              2                                      P688655

(Each of which shall have more than 750 rated takeoff horsepower or the equivalent of such horsepower).

(c)      Fuel Status: _____________; and

(d) Loose Equipment Check List: as per list signed by Lessor and Lessee and attached hereto.

2. CONFIRMATION

         Lessee confirms to Lessor that as at the time indicated above, being the Delivery Date:

(a) The representations and warranties contained in Clause 2 are hereby repeated;

(b)      The Aircraft is insured as required by the Agreement;

(c) Lessee confirms that there have been affixed to the Aircraft and the Engines the fireproof notices required by the Agreement; and

(d) Lessee's authorized technical experts have inspected the Aircraft to ensure the Aircraft conforms to Lessee's requirements. The Aircraft is in accordance with the specifications of the Agreement and satisfactory in all respects.

3. HOURS AND CYCLES DATA (as of Delivery Date)

(a)      Airframe:

         Number of Hours since last "C-7" plus SI (formerly "D") Check (Heaviest Check): ____hours

         "C" Check (or Equivalent):

         Type of Check: _______________________

         Interval: ____________________________

         Time Since: __________________________

(b)      Landing Gear Overhaul:

         Number of Hours Since Last Overhaul:

         Left Gear ___________________________  Hours

         Right Gear __________________________  Hours

         Nose Gear ___________________________  Hours

         Interval:

         Left Gear ________________________

         Right Gear _______________________

         Nose Gear ________________________

(c)      Engines:


         Total Number of Hours and Cycles:

         S/N ______:_________ hours; _____________ cycles

         S/N ______:_________ hours; _____________ cycles


         Number of Hours Since Last Hot Section Refurbishment:

         S/N ______:_________ hours

         S/N ______:_________ hours

         Number of Hours Since Last Cold Section Refurbishment:

         S/N ______:_________ hours

         S/N ______:_________ hours

         Hot Section Refurbishment:

         Interval _________________________________

         Time Since (S/N _________): ______________________

         Time Since (S/N _________): ______________________

         Time Remaining to First Restriction ("Limiter"):

         Engine S/N: P688665

         Hours: ____________       Restriction: ____________

         Cycles: ___________       Restriction: ____________

         Engine S/N: P688655

         Hours: ____________       Restriction: ____________

         Cycles: ___________       Restriction: ____________

         Hours and Cycles used and remaining in Life Limited Parts (see attached Schedule):
                     --------------

(d)      Auxiliary Power Unit:

         Number of APU Hours Since Last Heavy Shop Visit:

         _________ hours  __________ Date accomplished

         Hot Section Refurbishment:

         Interval: _______________________

         Time Since: _____________________

(e)      Time Controlled Components:  [see attached report]

(f)      Fuel on Board on Delivery Date: ____________________

(g)      Interior Equipment:

         Number of Passenger Seats
         and Configuration:                          _____   _____

         Number of Galleys and Location:             _____    _____

         Number of Lavatories and Location:          _____    _____

         LOPA - Attached:                            _____    _____

         List of Loose Equipment on Board:

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

(h)      Avionics:

         Description (use continuation               Model     No.
         sheet(s) as required)

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         ----------------------------------          -----    -----

         IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.

 LESSEE:

         FRONTIER AIRLINES, INC.


         By: __________________________

         Title: _______________________

                                   SCHEDULE 3

                        OPERATING CONDITION AT REDELIVERY

1. GENERAL CONDITION

         In addition to the specific requirements set forth below, on or before the Expiration Date, Lessee, at its own expense, shall return the Aircraft in compliance with all applicable Federal Aviation Regulations ("FAR"), including
Part 121 thereof, and all of the following provisions:

         (a) The Aircraft shall be airworthy and shall have been maintained and operated in accordance with Article 8 of the Lease in accordance with FAR Part 121 and all other applicable FAA regulations with the same care and consideration for the technical condition of the Aircraft as if the Aircraft were to have been kept in continued regular service by Lessee and all modifications and maintenance to the Aircraft shall have been performed in such a manner as to demonstrate compliance with such Article 8, the applicable FAA regulations and the Maintenance Program, or as recommended by the manufacturer.

         (b) The Aircraft exterior shall be washed and the interior shall have received a deep cleaning by international commercial airline standards. The cockpit placards shall be replaced as required and the cockpit shall be repainted as required.

         (c) The Aircraft shall have installed the full complement of Engines and other equipment, parts, components, accessories, and loose equipment as when delivered, each such item functioning in accordance with its intended use.

         (d) The Aircraft shall comply with the manufacturer's original type certificate specifications, as revised up to the Expiration Date, in so far as such revisions are mandatory and as amended by supplemental type certificates applicable to the Aircraft.

         (e) The Aircraft and each Engine shall comply with all outstanding U.S. Federal Aviation Regulations and Airworthiness Directives issued by the FAA affecting such model aircraft, engines, and components which by their terms have a mandatory compliance date on or before the return date or within 180 days thereafter, notwithstanding any waiver, deviation or time extension obtained by Lessee from the FAA or otherwise other than any waiver, deviation or time extension which is issued for all aircraft or engines, as the case may be, of the same model and type as such Aircraft or such Engine, as the case may be, without a requirement for application to the FAA for such waiver, deviation, or time extension.

         (f) The Aircraft shall meet the requirements for airworthiness certification for a transport category commercial aircraft in accordance with all applicable FARs and shall have a current and effective airworthiness certificate issued by the FAA.

         (g) The Aircraft shall be in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted. Those items in the interior of the Aircraft which, in the reasonable opinion of Lessor, are defective, damaged or excessively worn shall be repaired or replaced by Lessee.

         (h) The entire fuselage and vertical stabilizer, including fairings, wheel well doors, and engine cowlings, and horizontal stabilizer shall be newly stripped of paint and repainted white. Lessee shall prepare the Aircraft for such repainting by restoring aerodynamic sealer to any area stripped of paint. Wing surfaces shall be stripped and painted Boeing gray and the floor line which shall have fresh paint in white. All required placards and markings shall be replaced as required.

         (i)  The  Aircraft  and  Engines  shall  be  in  compliance   with  all
manufacturer's service bulletins as accomplished on similar aircraft engines in Lessee's fleet.

         (j) The Aircraft, except as otherwise provided in the Lease or as consented to by Lessor, shall be in the same configuration (including, but not limited to, interior seating configuration, galleys and lavatories) as when the Aircraft was originally delivered to Lessee hereunder, unless otherwise agreed to by Lessor in writing.

         (k) Neither the Aircraft nor any Engine shall have any open, deferred or placarded maintenance items or watch items, nor shall they have any hour, cycle or calendar time extensions, waivers or non-transferable alternate methods of compliance. The Aircraft and each Engine shall comply with the operation specifications of the Lessee without waiver or exceptions.

         (l) The Aircraft shall have undergone, immediately prior to redelivery, the complete C check which is next due per the Boeing MPD. If the C-check next due is a "C-7" plus SI (formerly "D") check, Lessor may require Lessee to perform a "C-7" plus SI check utilizing the Airframe Maintenance Reserves accumulated for that purpose or, alternatively, may require Lessee to pay Lessor an additional payment equivalent to the Maintenance Reserve per Flight Hour for each Flight Hour remaining to the time when the Next "C-7" plus SI check would become mandatory in accordance with the Agreed Maintenance Program.

         (m) The Aircraft shall have installed all applicable vendor's and manufacturer's service bulletin kits received free of charge by Lessee that are appropriate for the Aircraft and to the extent not installed, those kits will be furnished free of charge to Lessor.

2. COMPONENTS

   The Aircraft shall:

         (a) Have hard time components with the lesser of either (i) 4,000 Flight Hours or Cycles, whichever is most limiting, or (ii) twelve (12) months, and shall be delivered with a copy of the hard time components listing with corresponding time remaining until removal, all of which will be in accordance with the Boeing maintenance program;

         (b) Each "on-condition" and "condition monitored" component will be serviceable; and

         (c) The APU will be in the same operational condition as at the Delivery Date with temperatures and air outputs within the APU manufacturer's limits at all operational settings; and

3. ENGINES

         Each Engine will be installed on the Aircraft (and if not the engines installed on the Delivery Date will be accompanied by all documentation Lessor may require to evidence that title thereto is properly vested in Lessor) and, at Lessor's option and expense, each Engine will have had a complete hot (including combustion chamber) and cold section video boroscope inspection, and a power assurance run in accordance with the Engine manufacturer's maintenance manual and all items beyond such manufacturer's limits will be repaired at Lessee's expense. No Engine will be "on watch" for any reason requiring any special or out of sequence inspection.

         Lessee shall redeliver each Engine to Lessor with at least 9,000 Flight Hours and 6,000 Cycles remaining until the next scheduled life limited Parts replacement (determined in accordance with the Agreed Maintenance Program). If Lessee desires to return the Engines with less than the minimum Flight Hours or Cycles specified above, at Lessor's sole option, Lessor may require Lessee to perform a premature shop visit and Hot Section Refurbishment utilizing the Engine Maintenance Reserves accumulated for that purpose or, alternatively, Lessor may require Lessee to pay Lessor an additional payment equivalent to the Maintenance Reserve for each Flight Hour remaining to the time of the next scheduled life limited parts replacement.

4. FUSELAGE, WINDOWS AND DOORS

         (a) The fuselage will be free of major dents and abrasions and loose or pulled or missing rivets;

         (b) Doors will be free moving, correctly rigged and be fitted with serviceable seals;

         (c) Windows shall be free of delamination, blemishes and/or crazing and shall be properly sealed; and

         (d) Prior to the Expiration Date, all repairs accomplished during the Term of a temporary or interim nature, including repairs using blind fasteners and those requiring repetitive inspections or future upgrading, shall be upgraded to a permanent repair, and all external doublers (scab patches) shall be replaced with flush repairs (unless such external doublers are approved by the manufacturer as permanent repair), all in accordance with the applicable manufacturer's maintenance manual, structural repair manual or other FAA approved data. In addition, all AD's shall be terminated with no carry over items.

5. WINGS AND EMPENNAGE

         (a) Leading edges will be free from damage and patches;

         (b) Wings will be free of fuel leaks and no previous fuel leaks shall have temporary repairs.

6. INTERIOR

         (a) Ceilings, sidewalls and bulkhead panels will be clean and free of cracks and stains.

         (b) Carpets and seat covers will be in good condition, reasonably clean and free of stains and meet FAR burn certification regulations;

         (c) Seats will be serviceable, in good condition and the seat frames shall be repainted as necessary;

         (d) Emergency equipment having a calendar life will have a minimum of one (1) year or 100% of its total approved life, whichever is less, remaining;

         (e) Galleys will contain all equipment on board at Delivery installed and functional including service carts (trolleys), containers and coffee pots, which will be clean by airline standards, free of corrosion, and shall have all FAA required markings installed;

         (f) Overhead stowage compartments will be clean by airline standards and serviceable with proper markings installed; and

         (g) Lavatories will be clean, and free of corrosion by airline standards and serviceable with correct FAA markings installed.

7. COCKPIT

         (a) Trim panels shall be free of stains and cracks, will be clean secure and repainted as necessary;

         (b) Seat covers will be in good condition, clean and free of stains and will conform to FAR burn certification regulations; and

         (c) Floor coverings shall be effectively sealed.

8. CARGO COMPARTMENTS

         (a) Panels will be in good condition; and

         (b) Nets will be in good condition.

         (c) All   electrical  equipment  shall  be  installed  and  functioning normally.

9. LANDING GEAR AND WHEEL WELLS

         (a) Time remaining to overhaul on the Landing Gear will not be less than 4,000 Flight Hours or Flight Cycles, whichever is most limiting. The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary.

         (b) Wheel wells shall be coated with corrosion inhibitor;

         (c) All decals and placards shall be clean, secure and legible.

         (d) Installed tires and brakes shall have at least 50% landings remaining.

10.CORROSION

         (a) The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program and/or Boeing Document No.D6-38528 relative to compliance with the Corrosion Prevention and Control Program (CPCP). The entire fuselage will be substantially free from corrosion and will be adequately treated and an approved corrosion prevention program will be in operation; and

         (b) Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

11.DOCUMENTATION

         (a) All Aircraft Documents and other current and historical records delivered with the Aircraft on the Delivery Date, and acquired or prepared by Lessee during the Term of the Lease, shall be returned with the Aircraft including, but not limited to, time logs showing Flight Hours and Cycles on any given date, documents, manuals (as revised up to and including the most current revisions issued by the manufacturer), data, overhaul records, Time Controlled Part traceability to overhaul and "zero time since new" for life-limited parts, log books, original Aircraft and Engine delivery documents, serviceable parts tags, FAA forms, modification records, inspection records, all other documentation pertaining to the Aircraft, Engine and Part, and all documents and records described in Part 2 to Schedule I. All records discrepancies shall be corrected, and any missing or incomplete records shall be reconstructed by Lessee at Lessee's sole cost and expense prior to the return of the Aircraft.

         (b) Lessee shall cooperate with the Lessor and any successor lessee identified by Lessor at any time, in order to assist the Lessor and such successor lessee with the integration of the Aircraft into the successor lessee's maintenance program, and the approval of the addition of the Aircraft as an aircraft on such successor lessee's operating certificate, and other licenses, permits and approvals, solely by providing all data, access to logs, job cards, yellow tags, service records, overhaul data and test data for any Engine, Part or the Airframe, which data, logs, job cards, yellow tags, service records, overhaul data and test data (i) were delivered to or received by Lessee at any time; (ii) were required by law to be created or maintained by Lessee; or
(iii) are customarily created or maintained by aircraft operators and can easily and readily be produced for Lessor at Lessor's expense. This sub-section shall survive the termination of this Lease for any reason whatsoever.

         Notwithstanding anything contained in this Schedule 3, Lessor shall not be required to make any payments to Lessee in the event that the Airframe, the Engines, the Landing Gear, any time, cycle or calendar controlled component is returned to Lessor in a condition better than that specified in Section 12 and this Schedule 3.

                                   SCHEDULE 4

                             INSURANCE REQUIREMENTS

         The Insurance required to be maintained are as follows:

         (a) HULL ALL RISKS of Loss or Damage (while flying and on the ground) with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding $250,000 (including, without limitation, foreign object damage coverage with a deductible not exceeding $250,000 per engine per occurrence), or such other amount agreed by Lessor from time to time. Without prejudice to the foregoing, with the prior written consent of Lessor, Lessee may increase the aforesaid deductible amount to $500,000 if, prior to doing so, Lessee shall have paid to Lessor the sum of $250,000 by way of an insurance security deposit (the "Insurance Security Deposit") (which Insurance Deposit shall also be available to be applied to deductible losses between $100,000 and $500,000). Insurance Security Deposit (which shall be held by Lessor as security for the performance by Lessee of its obligations under this Agreement and the Other Agreements), shall be returned to Lessee on the Expiration Date if all amounts payable by Lessee under this Agreement and any Other Agreement shall have been paid in full and no Default shall have occurred and be continuing. With Lessor's prior consent, the Insurance Deposit may be provided by Lessee by way of letter of credit issued by a bank acceptable to Lessor and in form and in substance satisfactory to Lessor.

         In the event that the Insurance Security Deposit is applied to a loss claim thereby reducing the balance thereof, Lessee will either (a) replace any deficiency in such balance; or (b) lower the all risk hull insurance deductible to $250,000 within 15 days after the aforementioned application.

         (b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets including confiscation and requisition by the State of Registration for the Agreed Value;

         (c) ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value and including engine test and running risks;

         (d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the Policy to the fullest extent available from the leading international insurance markets;

         (e) All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

                           (i) name  Lessor and their  respective successors and
         assigns  as  additional   assureds  for  their  respective  rights  and
         interests, warranted, each as to itself only, no operational interest;

                           (ii) provide that any loss will be settled jointly with Lessor and Lessee, subject to final prior approval of Lessor and will be payable in Dollars to Lessor, for the account of all interests except where the loss does not exceed the Damage Notification Threshold, and Lessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

                           (iii) include a notice and/or acknowledgement of assignment in a form acceptable to Lessor;

                           (iv) if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

                           (v) confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss;

                           (vi) confirm that the insurers will not obtain a valid discharge of the obligations under the Insurance by payment to the broker, notwithstanding market practice to the contrary;

         (f) All required liability insurances (specified above) will:

                           (i) include Lessor and its successors and assigns and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

                           (ii) include a Severability of Interest Clause which provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured;

                           (iii) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies;

         (g)      All Insurance will:

                           (i) be in accordance with normal industry practice o persons operating similar aircraft in similar circumstances;

                           (ii) provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

                           (iii) operate on a worldwide basis subject to such limitations and exclusions as Lessor may agree;

                           (iv) acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Lessor;

                           (v) provide that, in relation to the interests of each of the additional assureds the Insurance will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assured seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

                           (vi) provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional assureds or to be subrogated to any rights of the Banks against Lessor or Lessee;

                           (vii) provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

                           (viii) provide that the Insurance will continue unaltered for the benefit of the additional assureds for at least thirty (30) days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to Lessor, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five (5) great powers or nuclear peril for which termination is automatic;

                           (ix) if reinsurance is a requirement of this Agreement such reinsurance will (i) be on the same terms as the original insurances and will include the provisions of this Schedule,
         (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and
         (iii) contain a "cutthrough" clause in the following form (or otherwise, satisfactory to Lessor): "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where as provided by the Aircraft Lease Agreement dated as of August 10, 1998 and made between Interlease Aviation Investors, L.L.C. and Frontier Airlines, Inc. such claim is to be paid to the person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith"; subject to such provisions not contravening any law of the State of Incorporation;

                           (x) contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

                           (xi) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the policies.

                                   SCHEDULE 5

                              FORM OF LEGAL OPINION


 To:     [Lessor]

                                                                       [Date]


Dear Sir or Madam:

                  You have asked us to render an opinion in connection with the transaction governed, inter alia, by the Lease (as hereinafter defined). Words and expressions used herein will have the same meanings as defined in an Aircraft Lease Agreement (the "Lease") dated as of ____________, 199__ between Interlease Aviation Investors, L.L.C. ("Lessor") and Frontier Airlines, Inc. ("Lessee") in respect of one Boeing 737 aircraft, with manufacturer's serial number ________, together with the 2 installed Pratt & Whitney __________ engines (the "Aircraft").

         In connection with our opinion, we have reviewed, inter alia, the following:

                  (a)      The Lease;

                  (b)      The Articles of Incorporation and Bylaws of Lessee;

                  (c) All other documents, approvals and consents of whatever nature and wherever kept which it was, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.

         After reviewing the documents listed in the preceding paragraph above, and having regard to the relevant laws of the State of Illinois, we are of the opinion that:

                  (a) Lessee is a corporation duly organized and validly existing under the laws of [Colorado], is qualified to do business as a foreign corporation in each jurisdiction where failure to so qualify would have a materially adverse effect on Lessee's business or its ability to perform its obligations under the Lease;

                  (b) Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, the Lease and the transactions contemplated by the Lease; and

                  (c) The entry into and performance by Lessee of, and the transactions contemplated by, the Lease do not and will not:

                           (i)  conflict with any laws binding on Lessee; or

                           (ii) conflict with the Articles of Incorporation or Bylaws of Lessee; or

                           (iii) to the best of our knowledge, after inquiry, conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of its assets or result in the creation of any Security Interest over any of its assets.

                  (d) No authorizations, consents, licenses, approvals and registrations (other than those which have been obtained and of which copies are attached hereto) are necessary or desirable to be obtained from any governmental or other regulatory authorities in having jurisdiction over Lessee or its properties to enable Lessee:

                           (1) To enter into and perform the transactions contemplated by the Lease;

                           (2)      To  import  the  Aircraft  into the   United
                           States and Colorado for the duration of the Term;

                           (3) To operate the Aircraft in the United States for the transport of fare-paying passengers; or

                           (4) To make the payments provided for in the Lease;

                  (e) Except for the filing and recordation of the Lease with the FAA and the filing of the Financial Statements with the Secretary of State of Colorado (which filing has been duly made on or before this date), it is not necessary to ensure the priority, validity and enforceability of all the obligations of Lessee under the Lease that the Lease be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken;

                  (f) No other steps are necessary to record or perfect Lessor's interest in the Aircraft in the United States or Colorado;

                  (g) On termination of the Lease (whether on expiration or otherwise) as contemplated in the Lease, Lessor will be entitled;

                           (1)      To repossess the Aircraft;

                           (2)      To  de-register   the   Aircraft   from  the
                           aircraft registry of the Air Authority; and

                           (3) To export the Aircraft from the United States; without requiring any further consents, approvals or licenses from any governmental or regulatory authority in the United States;

                  (h) The Lease has been properly signed and delivered on behalf of Lessee and the obligations on the part of Lessee contained therein, assuming them to be valid and binding according to the Governing Law, are valid and legally binding on and enforceable against Lessee respectively under the laws of Iowa;

                  (i)      Lessee is a Certificated Air Carrier;

                  (j) Lessee is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act;

                  (k) Lessor is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft;

                  (l) There is no withholding tax or other Tax to be deducted from any payment whatsoever which may be made by Lessee pursuant to the Lease;

                  (m) There is no applicable usury or interest limitation law in Illinois which may restrict the recovery of payments in accordance with the Lease;
                  (n) There are no registration, stamp or other taxes or duties of any kind payable in Colorado in connection with the signature, performance or enforcement by legal proceedings of the Lease;

                  (o) It is not necessary for Lessor to qualify to do business in Colorado in order to enforce any provisions of the Lease against Lessee;

                  (p) The choice of the Governing Law to govern the Lease will be upheld as a valid choice of law in any action in the Courts of Illinois; and
                  (q) The consent to the jurisdiction by Lessee contained in the Lease is valid and binding on Lessee and not subject to revocation.

                                Very truly yours,